Exhibit 6.6

SHOPPING CENTER LEASE AGREEMENT

This Lease is made by and between **ECG New Palo Verde LLC**, an Arizona limited liability company ("**Landlord**"), and **LBC Bioscience, Inc.**, an Arizona corporation ("**Tenant**"), as of the date set forth below in Section 1.1. In consideration of their respective agreements contained herein, Landlord hereby leases to Tenant, subject to all matters of record, and Tenant hereby leases from Landlord, those Premises described below in Section 1.3.

SECTION 1 - BASIC LEASE PROVISIONS

1.1 DATE: March 17, 2021

1.2 TENANT'S TRADE NAME: The CBD Vault (See Section 5)

1.3 PREMISES: 10953 N. Frank Lloyd Wright Blvd, Unit 108
Scottsdale, AZ 85259

Exhibit "A" attached hereto and made a part hereof depicts the entire Shopping Center as of the date of this Lease. The approximate location of the Premises in the Shopping Center is indicated by label, arrow, and/or cross-hatching on Exhibit "A" (See Section 2)

1.4 FLOOR AREA OF PREMISES: 1,360 rentable square feet

1.5 TERM: Sixty-three (63) months from and after the Rent Commencement Date, plus any partial month at the beginning of the Term (See Section 2).

Option(s) to Extend: One (1) additional three (3) year option(s) to extend the Term (see "**Lease Rider**").

1.6 RENT COMMENCEMENT DATE: The earlier of: (i) the date on which Tenant opens for business at the Premises, or (ii) sixty (60) days from the date that the Premises are delivered to Tenant (the "**Rent Commencement Date**") (See Section 2). Within ten (10) days following Landlord's request, Landlord and Tenant shall execute a memorandum documenting the Rent Commencement Date and the expiration date of the Term.

1.7 MINIMUM RENT (See Section 3)

TERM Months of Term	MINIMUM RENT Monthly Rate
Term Months 1 through 12*	$1,700.00
Term Months 13 through 24	$1,751.00
Term Months 25 through 36	$1,803.13
Term Months 37 through 48	$1,857.53
Term Months 49 through 63	$1,913.07

*Landlord agrees to abate Tenant's obligation to pay: (i) one hundred percent (100%) of Minimum Rent for and during the initial three (3) full calendar months the Term (the "**Minimum Rent Full Abatement Period**"); and (ii) fifty percent (50%) of Minimum Rent for and during the fourth (4th) and fifth (5th) full calendar months of the Term (the "**Minimum Rent Partial Abatement Period**"). During months of the Term that are not a part of the Minimum Rent Full Abatement Period, Tenant shall pay Minimum Rent on the first day of each calendar month in accordance with Section 3 of this Lease; except that during the months of the Term that are part of the Minimum Rent Partial Abatement Period, Tenant shall pay fifty percent (50%) of the Minimum Rent on the first day of each calendar month in accordance with Section 3 of this Lease.

1.8 REAL ESTATE TAX & INSURANCE ESTIMATE $1.85 per square foot per year (initial estimate) (See Section 3)

1.9 COMMON AREA EXPENSE ESTIMATE: $3.65 per square foot per year (initial estimate) (See Section 4)

Tenant shall not be obligated to pay Real Estate Taxes, Insurance or Common Area Expenses prior to the Rent Commencement Date. Tenant shall be obligated to pay Real Estate Taxes, Insurance or Common Area for the Premises commencing on the Rent Commencement Date and for the remainder of the Term.

1.10 SECURITY DEPOSIT: $2,375.08 (See Section 25)

1.11 PERMITTED USE: Tenant shall have the right to use the Premises for a retail store selling commercially manufactured products and supplements containing Cannabidiol (CBD), and for no other purpose, subject to the following limitations: (i) no products or supplements shall contain any Cannabis derived ingredients other than CBD, (ii) Tenant shall not sell or provide any products or supplements that are ready-to-consume coffee or tea beverages, and (iii) in no event shall Tenant's total gross sales from the Premises of all coffee and tea products and supplements for any calendar year exceed ten percent (10%) of Tenant's total gross sales from the Premises of all products and supplements for the same calendar year (See Section 5).

Lease - Page 1

Tenant: LN Guarantor: LN Guarantor: T.V. Landlord: ______
Palo Verde Shopping Center – LBC Bioscience, Inc. (tenant)

1.12 1.13 1.14 1.15 1.16 1.17 GUARANTOR(S): PAYMENT UPON EXECUTION: TENANTS ADDRESS FOR NOTICE PURPOSES PRIOR TO TENANT'S POSSESSION OF THE PREMISES LANDLORD'S ADDRESS: BROKERS EXHIBITS AND RIDERS Tom Nelson and Lisa Nelson, a married couple . Concurrently herewith and as a condition to the effectiveness of this Lease, the Guarantor(s), if any, listed in this Section 1 . 12 shall execute the Guaranty of Lease attached hereto as the Guaranty Rider, pursuant to which the Guarantor(s) shall personally, jointly and severally guaranty the payment of rent and the performance of all other obligations under this Lease (See "Guaranty Rider'') . Concurrently with the execution and delivery of the Lease, Tenant shall pay to Landlord the Security Deposit of $ 2 , 375 . 08 plus $ 2 , 375 . 08 as advance payment of Minimum Rent for the first full calendar month of unabated Minimum Rent due and payable after the Minimum Rent Partial Abatement Period, and estimated Real Estate Taxes, Insurance, Common Area Expenses due and payable for the first full calendar month of the Temn following the Rent Commencement Date, together with applicable rental tax . 11529 N. 12oth Street Scottsdale, AZ. 85259 Rent Payments: ECG New Palo Verde LLC 5363 Balboa Blvd., Suite 227 Encino, CA 91316 Notices: Ethan Christopher Arizona 6750 W. Peoria, Suite 110 Peoria, AZ. 85345 Attn: Palo Verde Manager With a copy to: Ethan Christopher Arizona 5363 Balboa Blvd., Suite 227 Encino, CA 91316 Attn: Mr. Arie Browne Landlord's Real Estate Broker: Cushman & Wakefield represents Landlord exclusively (See Section 33.16) Tenant's Real Estate Broker: None represents Tenant exclusively (See Section 33.16) EXHIBIT Exhibit "A" Exhibit "B" Exhibit "C" Exhibit "D" Lease Rider Guaranty Rider EXHIBIT/RIDER DESCRIPTIONS Site Plan - Shopping Center and Premises Sign Criteria Landlord Work/Tenant Improvement Work Rules and Regulations Option to Extend Guaranty of Lease Each of the Exhibits and Rider(s) referred lo in this Lease and attached hereto shall be deemed to be incorporated into and made a part of this Lease. SECTION 2 • LEASE TERM/PREMISES 2.1 Commencement of Terrr/Delivery of Possession. The Term of this Lease ("Term") shall begin on the Rent Commencement Date first set forth above in Section 1 . 6 and, unless sooner temninated as hereinafter provided, shall end on the last day of the last calendar month of the Temn as defined in Section 1 . 5 above . All temns, covenants, conditions, representations and warranties shall be binding upon the parties from and after the date of the execution and delivery of this Lease, except for the payment of Minimum Rent which shall commence on the Rent Commencement Date pursuant to Section 1 . 6 . Unless otherwise specifically stated in this Lease, the Temn of this Lease shall include the original Temn and any extension, renewal or holdover thereof, "year'' shall mean a calendar year commencing each January 1 st and ending on December 31 ''·, and "lease year" shall mean each twelve month period during the Term commencing on (i) the Rent Commencement Date if the Rent Commencement Date falls on the first day of a calendar month or, (ii) the first day of the first full month following the Rent Commencement Date if the Rent Commencement Date falls on any day other than the first day of a calendar month . Landlord agrees to deliver to Tenant, and Tenant agrees to accept from Landlord, possession of the Premises immediately upon notice from Landlord that the Premises are available for Tenant . Such notice, in any case where Landlord is required to do work in the Premises, shall be deemed the equivalent of notice from Landlord that Landlord's Work in the Premises has been substantially completed in accordance with Exhibit "C" , such that Tenant's contractor may commence the construction of Tenant's Work as described in Exhibit "C" or commence its business operations at the Premises . Landlord's notice shall be conclusive and binding upon the parties hereto, it being expressly understood and agreed that Landlord may elect not to install or complete all items of Landlord's Work until Tenant has completed Tenant's Work to the point where Landlord may reenter the Premises and complete all items of Landlord's Work . In the event Tenant has, at any lime prior to or in lieu of notice from Landlord that the Premises are ready for occupancy, entered the Premises for purposes of perfomning any of Tenant's Work as described in Exhibit "C" . or opening for business at the Premises, such entry shall be deemed equivalent to Landlord's delivery of notice and Tenant's acceptance of possession of the Premises as of the dale of such entry . Landlord makes no warranty or representation whatsoever as to the date Landlord will deliver possession of the Premises to Tenant, and Tenant shall have no remedy hereunder or at law or in equity for Landlord's failure to timely complete Landlord's Work, if any, or to timely deliver possession of the Premises . Tenant acknowledges that Tenant has inspected the Premises, is familiar with its condition and accepts the same "as is" and in its present condition, subject to all applicable laws, statutes, zoning restrictions, ordinances, rules, regulations and requirements of any Tenant: -- lv - 1 Guarantor: - ;/....('/ ' Guarantor1)! Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant) <:. , duly constituted public authority having jurisdiction over the Premises, the certificate of occupancy issued for the Premises, and covenants and restrictions and all matters of record, that are now or hereafter applicable to the construction or use of the Premises, and Landlord shall not be obligated to do any further construction work or to make any additional improvements in the Premises, except for "Landlord's Work," if any, described in Exhibit "C" . Tenant further acknowledges that : (a) it has been advised by Landlord to satisfy itself with respect to the condition of the Premises (including, but not limited to the electrical, plumbing, HVAC and fire sprinkler systems, security, environmental condition, and compliance with all applicable federal, state and local laws, rules and regulations), and the suitability of the Premises for Tenant's intended use, (b) Tenant has made such investigations as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Landlord, Landlord's agents, nor brokers have made any oral or written representations or warranties with respect to said matters other than as may specifically be set forth in this Lease . 2.2 Tenant's Work/Opening for Business. Tenant shall commence and complete Tenant's Work and open for business not later than the Rent Commencement Date . Prior to the Rent Commencement Date, Tenant, at its sole cost and expense, shall perform all of Tenant's Work as set forth in Exhibit "C" and shall equip the Premises with all trade fixtures and personal property suitable or appropriate for the regular and normal operation of the type of business in which Tenant is engaged . 2.3 Shopping Center Site Plan . Tenant acknowledges that Exhibit "A" is preliminary site plan for leasing purposes and is intended only as a general description (but is not a representation, covenant or warranty) of improvements that may be a part of the Shopping Center and that this Lease and Tenant's rights hereunder are subject to all matters recorded against title of the Shopping Center . The existence, location and/or dimensions of specific buildings, improvements, parking spaces, pathways, entrances and exits depicted on Exhibit "A" are not intended to be (nor should they be) relied upon as same are subject to change, modification and removal by Landlord and/or other parties, and the inclusion of specific tenants on Exhibit "A" should not in any way to be construed as a representation, covenant or warranty as to the opening or continued operation of any such tenant . SECTION 3 • RENT 3.1 Minimum Rent . Tenant agrees to pay to Landlord for the use and occupancy of the Premises, at the times and in the manner hereinafter provided, the Minimum Rent specified in Section 1 . 7 above, as the same may be adjusted from time to time as provided elsewhere in this Lease . Minimum Rent shall be payable in advance on the first day of each calendar month, without recoupment, setoff, deduction or demand of any kind, commencing upon the Rent Commencement Date . If the Rent Commencement Date falls on a day of the month other than the first day of the calendar month, then the rental due for such fractional month shall be prorated on the basis of a thirty (30) day month (based upon the first monthly rate set forth in Section 1 . 7 that is greater than zero) and the next full calendar month of the Term shall be deemed to be the first month following the Rent Commencement Date for purposes of determining when Minimum Rent increases shall occur . All other payments required to be made under the terms of this Lease which require proration on a time basis shall be prorated based upon a thirty (30) day month . 3.2 Intentionally Deleted. 3.3 Statement of Sales. Tenant shall furnish or cause to be furnished to Landlord a statement of Tenant's monthly "gross sales" within ten (10) days after the close of each calendar month and a statement of Tenant's annual "gross sales" within thirty (30) days after the close of each calendar year . The term "gross sales" as used herein means the entire amount charged, whether wholly or partly for cash, on credit or otherwise, for all merchandise sold, and all charges made for services performed or for the extension of credit in, at or from the Premises, or through the substantial use of the Premises, by Tenant or anyone acting on Tenant's behalf or under a sublease, license, concession or other agreement from Tenant . ! 3.4 Taxes and Insurance Expenses. Commencing upon the Rent Commencement Date, and for the balance of the Term, Tenant shall pay to Landlord amounts designated herein as real property taxes and insurance costs and expenses allocable to the Premises . Said amounts shall mean all real property taxes levied and the costs and expenses to Landlord of insurance carried by Landlord pursuant to Section 7 . 5 for the Shopping Center (excluding Tenant's leasehold improvements) which are allocable to the Premises as provided herein . During any portion of the Term which is less than a full taxable fiscal year or less than a full period for which Landlord has obtained such insurance, Tenant's obligation for such real property taxes and insurance costs and expenses shall be prorated on a daily basis . 3.5 Definition of Real Property Taxes. As used herein, the term "real property taxes" shall include general real property and improvement taxes, any form of assessment, re - assessment, license fee, license tax, business license tax, gross receipts tax, commercial rental tax (which shall be payable by Tenant based upon the tax assessed for Tenant's Rent and shall be payable on a monthly basis), in lieu tax, levy, charge, penalty, or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any agency or other public body, as against any legal or equitable interest of Landlord in the Shopping Center, and all costs and expenses reasonably incurred by Landlord in protesting any or all of the foregoing . With respect to any assessment which may be levied against or upon the Shopping Center and which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition real property taxes with respect to any tax fiscal year only the amount currently payable on such bonds, including interest, for such tax fiscal year, or the current annual installment for such tax fiscal year . In the event Landlord contests or negotiates with any governmental authority the amount or validity of any real estate tax and/or assessment and a refund or a reduction therein is obtained, Tenant (provided it has otherwise paid and performed all of its obligations under this Lease) shall receive the pro rata benefit of such refund or reduction, less the costs and attorneys' fees incurred in obtaining such refund or reduction ; and the amount of real estate taxes and assessments paid by Tenant for the year to which said refund or reduction applies shall be adjusted to reflect said refund or reduction, less said costs and attorneys' fees . In the event Landlord contests the amount or validity of any such tax and/or assessment and no refund or reduction therein is obtained, Tenant agrees to reimburse Landlord on a pro rata basis, as part of its share of real estate taxes and assessments pursuant to this Section 3 . 5 , all sums Landlord may have expended for attorneys' fees and costs in protesting and/or negotiating the amount or validity of any such valuation, tax and/or assessment and/or valuation of any portion of the Shopping Center and/or its improvements . The right to protest any such valuation, tax and/or assessment shall remain exclusively with Landlord . 3.6 Allocation of Real Property Taxes. In the event that the Premises are not separately assessed for real property tax purposes, Tenant's pro rata share of real property taxes allocable to the Premises shall be a fractional portion of all real property taxes assessed against or allocable to Landlord's interest in the Shopping Center, the numerator of which shall be the Floor Area (as defined in Section 4 . 6 ) of the Premises and the denominator of which shall be the total Floor Area of the Shopping Center . In the event that the Premises are separately assessed for real property tax purposes, Tenant shall pay the real property taxes for the Premises, plus Tenant's pro rata share of real property taxes for the Common Areas which shall be a fractional portion of all real property taxes assessed against or allocable to the Common Areas, the numerator of which shall be the Floor Area of the Premises and the denominator of which shall be the Floor Area of the Shopping Center . Tenant:µ Guarantor: ;I_/ \ ) Guaranto Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant)

3.7 Insurance Allocation. In the event that the Premises are not separately appraised for insurance purposes, Tenant's pro rata share of said insurance costs and expenses shall be a fractional portion of all insurance costs and expenses allocable to Landlord's insurance programs relative to the Shopping Center, the numerator of which shall be the Floor Area of the Premises and the denominator of which shall be the Floor Area of the Shopping Center . In the event that the Premises are separately appraised for insurance purposes, Tenant shall pay the insurance costs for the Premises, plus Tenant's pro rata share of insurance costs and expenses for the Common Areas which shall be a fractional portion of all insurance costs and expenses allocable to Landlord's insurance programs relative to the Common Areas, the numerator of which shall be the Floor Area contained of the Premises and the denominator of which shall be the total ground level Floor Area of the Shopping Center . 3.8 Tax and Insurance Fund . Along with Minimum Rent, Tenant shall pay to Landlord on account of such real property taxes and insurance costs on the first day of each calendar month of the Term such amounts as Landlord shall from time to time estimate and so notify Tenant are required (the initial estimate being set forth in Section 1 . 8 ) for Landlord to establish a fund (which shall not bear interest) with which to pay such expenses prior to delinquency . Landlord shall deliver to Tenant at least once annually a statement setting forth the actual real property taxes and insurance costs allocable to the Premises and the basis for computing the same, and if such actual costs and expenses exceed Tenant's payments hereunder for the applicable year, Tenant shall pay the deficiency to Landlord within ten (10) days after receipt of such statement . If payments made by Tenant for said year exceed such actual costs and expenses, Tenant shall be entitled to a credit against the next such payment(s) of such costs and expenses coming due under this Section 3 . 8 or to a refund if this Lease has expired or has terminated . 3.9 Other Taxes. Any excise, transaction, sales or privilege tax (except income tax) now or hereafter levied or imposed upon Landlord on account of, attributed to or measured by rent or Other Charges payable by Tenant hereunder shall be paid by Tenant to Landlord along with said rent and Other Charges otherwise payable by Tenant. 3.10 Other Charges. Tenant shall pay to Landlord when due, as rent or additional rent, without recoupment, setoff, deduction or demand of any kind, all sums of money required to be paid pursuant to this Section 3 and all other sums of money or charges required to be paid by Tenant under this Lease, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay the same as herein provided, and all other charges, costs, fees (including, without limitation, attorneys' fees and expert witness fees) and expenses which Landlord may suffer or incur, and any and all other sums which may become due, by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease on Tenant's part to be performed (herein sometimes called "Other Charges") . If such Other Charges are not paid at the time provided in this Lease, they shall nevertheless be collectible as additional rent hereunder with the next monthly installment of Minimum Rent thereafter falling due, without recoupment, setoff, deduction or demand of any kind, and Landlord shall have with respect thereto all rights and remedies herein provided in the event of nonpayment of rent ; provided, however, in the event the first or last year of the Term should be shorter or longer than twelve (12) months, any Other Charges for such year which are determined and billed by Landlord on a calendar year basis shall be prorated on the basis of the number of full calendar months in such year, plus any additional days prorated for any fractional month . All Other Charges that are subject to year - end reconciliation and/or adjustment shall be so reconciled and/or adjusted on a calendar year basis after the expiration of each and every calendar year or partial calendar year during the Term ; provided, however, nothing herein shall be construed to preclude Landlord from making subsequent reconciliations and/or adjustments based upon subsequent charges actually incurred by, or subsequent credits actually granted to, Landlord following the initial year - end reconciliation and/or adjustment therefor . If Tenant shall fail to pay, when the same is due and payable, any rent or Other Charge, then in addition to any applicable late payment charge, such unpaid amounts shall bear interest at eighteen percent ( 18% ) per annum from the date due to the date of payment . 3.11 Place of Payment. All rental and Other Charges shall be paid by Tenant to Landlord at the address specified for service of notices upon Landlord in Section 1 . 15 of this Lease, or at such other place as may from time to time be designated by Landlord in writing at least ten (10) days prior to the next ensuing payment date ; provided, however, in the event Landlord has given Tenant notice of default in the payment of rental or Other Charges hereunder, and such notice designates therein a new place and/or manner of making such payments, then, effective immediately upon the giving of such notice of default, all subsequent payments shall be made in the manner and at such place as Landlord shall designate in said notice until such time as the default has been fully cured to Landlord's satisfaction . In such event, payments made in any manner or at any place other than what is designated in such notice (i) shall not be deemed to have been legally tendered to or accepted by Landlord, (ii) shall not constitute nor in any way be construed as an accord and satisfaction or as a waiver by Landlord of any of its rights or remedies hereunder or at law or in equity (whether statutory or otherwise) arising as a result of such default, and (iii) shall not be used to defeat or otherwise affect in any way any of Landlord's remedies lo recover possession of the Premises including, but not limited to, any forcible entry and/or detainer action theretofore or thereafter commenced by Landlord relative to such default . SECTION 4 - COMMON AREAS/OPERATIONAL EXPENSES 4.1 Common Areas Defined. The "Common Areas" shall consist of all areas and facilities in the Shopping Center which shall not be within the exterior walls of the premises of a tenant or occupant and which shall from time to time be available for the joint benefit of all tenants and occupants of the Shopping Center and their employees, customers, licensees and invitees, including without limitation all parking areas, parking structures, driveways, sidewalks, walkways, malls, service corridors, loading platforms, canopies, elevators, escalators, washrooms, lounges and shelters, if any . 4.2 Use of Common Areas. Tenant and its employees, customers, licensees and invitees are, except as otherwise specifically provided in this Lease, privileged to use the parking and other Common Areas in common with other persons during the Term while such employees, customers, licensees and invitees are shopping or otherwise conducting permitted business in the Shopping Center. 4.3 Common Area Expenses. Tenant shall pay to Landlord its pro rata share of the Common Area Expenses as defined herein. Landlord shall keep or cause to be kept said Common Areas in a clean condition, properly lighted and landscaped and shall repair any damage thereto, as Landlord deems appropriate in its sole and absolute discretion, but all costs and expenses (including also, at Landlord's election, appropriate reserves) in connection with said Common Areas (collectively hereinafter "Common Area Expenses") shall be charged and prorated in the manner hereinafter set forth . Common Area Expenses shall be deemed to include, but not be limited to, all sums expended or incurred in connection with the use, ownership, management, cleaning, lighting, decorating, operation, maintenance, repair, restoration, replacement and renovation of said Common Areas ; janitorial services ; sweeping ; cleaning ; trash collection and removal ; painting (including but not limited to the painting of exterior faces of exterior building walls) ; resurfacing ; restriping ; maintenance, repair, replacement and/or substitution of : sprinkler systems ; doors ; sidewalks, curbs and parking areas ; Shopping Center signs and other identification signs ; planting and landscaping ; fountains, courts, stages and canopies, if any ; fire protection systems, security alarm systems, lighting systems, storm drainage systems and any other utility systems ; sound systems, music program equipment and loudspeakers ; and all other such tangible items from time to time associated with the Common Areas . Common Area Expenses shall also include but not be limited to lighti ,other utilities ; the cost of leasing identification signs ; the Lease - Tenant: - d?t' - ( Guarantor:£/V Guaranto Palo Verde Shopping Center - LBC Bioscience, lnc. (tenant)

cost of seasonal decorations of the Shopping Center ; personnel and management services deemed necessary by Landlord in carrying out its obligations under this Section 4 , including without limitation, the cost of security guards, if any ; real and personal property taxes and assessments on the improvements and land comprising said Common Areas as reasonably allocable by Landlord to the extent not paid by Tenant pursuant to Section 3 ; depreciation on maintenance and operating machinery and equipment or rental paid for such machinery and equipment ; compliance with all environmental, remedial and other laws, ordinances, rules, regulations, requirements, directions, guidelines and orders now or hereafter in effect from time to time ; any assessments or expenses payable under any covenants, conditions or restrictions now or hereafter encumbering the Shopping Center ; liability and property damage insurance to the extent not paid by Tenant pursuant to Section 3 ; deductibles and self - insured retentions for liability and property damage insurance ; at Landlord's election, amounts as and for appropriate reserves for the replacement and/or substitution of those items as provided herein and in Section 4 . 4 ; and a reasonable allowance for Landlord's supervision of said Common Areas in an amount equal to five percent ( 5% ) of the total rental and Other Charges for each year . Landlord may cause any or all of said services to be provided by an independent contractor or contractors . Should Landlord make available additional land for parking or other Common Area purposes, then Common Area Expenses shall also include all expenses incurred in connection with said additional land . Notwithstanding anything to the contrary contained in Section 9 hereof, Landlord may at its option arrange for the collection or removal of trash from the Shopping Center for and on behalf of any tenants or occupants, and may also treat all real property taxes and insurance costs for the Shopping Center as part of Common Area Expenses . In the event such option is exercised, the cost thereof shall be included in, charged and prorated to said occupants as additional Common Area Expenses . The inclusion of improvements, facilities and services in this Section 4 . 3 shall not be deemed to impose an obligation upon Landlord to either have said improvements or facilities or to provide the listed services. 4.4 other Expenses. Tenant shall pay to Landlord Tenant's pro rata share of the following additional expenses as a part of and in the same manner as if the same were Common Area Expenses (the term "Common Area Expenses" shall for all purposes under this Lease be deemed to also include all other Expenses pursuant to this Section 4 . 4 ) : all costs and expenses associated with capital improvements, repairs, replacements and renovations, amortized over their respective useful lives, together with interest on the unamortized costs and expenses at the rate of eighteen percent ( 18% ) per annum ; real property taxes and insurance costs ; all costs and expenses associated with the maintenance and repair of exterior walls and roofs, including also, at Landlord's election, an annual reserve in an amount estimated by Landlord for the replacement of such items, and, also at Landlord's election, all costs and expenses associated with any maintenance agreement entered into by Landlord for the regular servicing and/or maintenance of any HVAC systems in the Shopping Center . Exterior walls shall not include store fronts ; glass ; window frames or cases ; doors or door frames, which shall be the responsibility of Tenant to maintain, repair and replace, as necessary . 4.5 Method of Payment. (a) As of the Rent Commencement Date, but subject to adjustment as provided in this Section 4.5/a) . Tenant shall pay on the first day of each calendar month of the Term an amount equal to its monthly Common Area Expense Estimate rate per square foot of the Floor Area of the Premises as set forth in Section 1 . 9 of the Lease . The Common Area Expense Estimate rate per square foot may be adjusted by Landlord at the end of any quarter on the basis of Landlord's experience and reasonably anticipated costs . (b) Landlord shall use reasonable efforts to deliver to Tenant within 90 days after the expiration of each yeara statement covering the year just expired, showing the total Common Area Expenses, the amount ofTenant's pro rata share of such Common Area Expenses for such year and the payment made by Tenant during such year as set forth in Section 4 . 5 /a) . Tenant's pro rata share of Common Area Expenses for each year shall be a fractional portion of all Common Area Expenses, the numerator of which shall be the Floor Area contained of the Premises and the denominator of which shall be the total Floor Area of the Shopping Center . Notwithstanding the foregoing, if Landlord determines in its sole and absolute discretion that it is inequitable to apportion and prorate any item included in Common Area Expenses as provided above, the Landlord may apportion and prorate such item on the basis of usage or other equitable considerations . If Tenant's pro rata share of such Common Area Expenses for the year exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of such statement . If said payments exceed Tenant's pro rata share of such Common Area Expenses, Tenant shall be entitled to a credit against the next such payment(s) coming due under Section 4 . 5 (a) or to a refund if this Lease has expired . 4.6 Floor Area. The term "Floor Area" shall include all areas for the exclusive use and occupancy by a tenant measured from the exterior surface of exterior walls (and from the extensions thereof, in the case of openings) and from the center of walls dividing the Premises from other premises, and shall also include the vestibule area (if any) designated by Landlord lying immediately outside each tenant's front entryway and all other areas lying within the lease line designated by Landlord from time to time . Floor Area shall not include the second level of any multilevel stock areas, truck tunnels, docks, areas for truck tunnels, areas for docks, areas for truck loading and unloading (to the extent such facilities lie outside exterior building lines), nor any utility and/or mechanical equipment areas . No deduction or exclusion shall be made from Floor Area by reason of columns, stairs, elevators, escalators, or other interior construction or equipment within the Premises or other premises . Notwithstanding the foregoing, for purposes of computing the total ground level Floor Area of the Shopping Center or any premises (other than the Premises) in this Lease, the following shall be excluded therefrom : all space occupied temporarily, all space located on any level other than ground level, and all office space, storage space and maintenance rooms in the Shopping Center other than such space within a tenant's or occupant's premises . Landlord and Tenant each acknowledge that they have had an opportunity to measure the Floor Area of the Premises . Accordingly, Landlord and Tenant agree that the Floor Area set forth in Section 1 . 4 above (including the square footage used in calculating Minimum Rent, Common Area Expenses and Other Charges) is reasonable and any payments based on such square footage are not subject to revision, even if the actual Floor Area of the Premises is larger or smaller . 4.7 Control of Common Areas. Landlord expressly reserves the right and privilege in its sole discretion to (i) determine the nature, extent and use of the Common Areas, as the same may exist from time to time, and whether portions thereof shall be surface, underground or multiple - deck, (ii) change the sign criteria for the Shopping Center, and (iii) make such changes, additions and/or deletions to the Common Areas from time to time as provided elsewhere in this Lease or as in Landlord's opinion may otherwise be deemed desirable, including without limitation : (1) the addition, location, relocation and/or elimination of driveways, entrances, exits, parking spaces, patio areas, walkways and/or sidewalks ; (2) the placement of kiosks, carts, advertising, entertainment events, promotional events and/or any other displays and/or events ; (3) the direction and flow of traffic ; (4) the installation of prohibited areas, landscaped areas and/or any other areas, and any equipment and/or facilities relating thereto ; (5) additions to and/or deletions from the land from time to lime comprising the Common Areas ; and (6) the modification, renovation and/or demolition of existing and/or the construction of additional buildings, retail areas, pads, pad areas, mall areas, parking {whether surface, subsurface and/or decked) and/or other structures and/or improvements . Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to seek damages or to cancel or terminate this Lease because of any changes made to the Shopping Center or Common Areas as permitted herein . Tenant shall not restrict, inhibit or prohibit any such changes nor shall Tenant preclude access to the Premises by Landlord or its employees or contractors in connection therewith . 4.8 Rules and Regulations. Landlord shall have the right to establish and, from time to time, to change, alter and amend, and to enforce, against Tenant and the other users of said Common Area!j,such reasonable rules and regulations as may be deemed Tenant: d {' - 1: Guarantor: ;/ /V - Guarantor: Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant)

necessary or advisable for the proper and efficient operation and maintenance of said Common Areas . The rules and regulations herein provided for may include, without limitation, the hours during which the Common Areas shall be open for use . Subject to the foregoing provision of this Section 4 . 8 , Landlord's rules and regulations for the Shopping Center in effect as of the date hereof are attached hereto and made a part hereof as Exhibit "D" . 4.9 Parking. Landlord may, if in its opinion the same be advisable, establish a system or systems of validation or similar operation, including a system of parking charges, and Tenant agrees to conform to and abide by all such rules and regulations in its use and the use of its customers and patrons with respect to said automobile parking areas . The employees of Tenant and the other tenants of Landlord shall not be permitted to park their automobiles in the automobile parking areas which may from time to time be designated for patrons of the Shopping Center . Landlord agrees to furnish and/or cause to be furnished either within the Shopping Center parking area, or reasonably close thereto, space for employee parking . Landlord at all times shall have the right to designate the particular parking area to be used by any or all of such employees and any such designation may be changed from time to time . Tenant and its employees shall park their cars only in those portions of the parking area, if any, designated for that purpose by Landlord . If Tenant or its employees park their cars in parking areas designated for patrons, then Landlord may charge Tenant Ten Dollars ( $ 10 . 00 ) per day for each day or partial day per car parked in such areas . Within ten (10) days following request by Landlord, Tenant shall provide Landlord with a list of the make, model and license of its employees' vehicles . All amounts due under the provisions of this Section 4 . 9 shall be payable by Tenant within ten (10) days after demand therefor . Tenant hereby authorizes Landlord to tow away from the Shopping Center any car or cars belonging to Tenant or Tenant's employees, and/or to attach violation stickers or notices to such cars . Landlord shall not be liable for any damage to motor vehicles of customers or employees or for loss of property from within such motor vehicles, unless caused by the gross negligence of Landlord, its agents, servants, employees or contractors . SECTION 5 - USE AND OPERATION 5.1 Tenant's Use and Trade Name . Tenant shall use the Premises solely under the trade name specified in Section 1.2 and for the use specified in Section 11 ; provided, however, Tenant shall have the right to change its trade name specified in Section 1.2 by providing Landlord with not less than thirty (30) days prior written notice, and, in such event, Tenant, at Tenant's sole cost and expense, shall be responsible for any and all changes to Tenant's signage as a result thereof . Under no circumstances shall Tenant permit the Premises to be used for (i) any use (other than the Permitted Use under Section 1 . 11 ) that conflicts with a use now (or hereafter) permitted in leases for other tenants in in the Shopping Center, or (ii) any use prohibited by covenants recorded against title to the Shopping Center or that conflicts with restrictions or exclusive uses now (or hereafter) contained in leases for other tenants in the Shopping Center . Tenant, at its sole cost and expense, shall comply with all requirements and restrictions applicable to the use and occupancy of and improvements in the Premises as required under all applicable laws, statutes, zoning restrictions, ordinances, rules, regulations and requirements of any duly constituted public authority having jurisdiction over the Premises, the certificate of occupancy issued for the Premises, and covenants and restrictions and all matters of record, that are now or hereafter applicable to the construction or use of the Premises . 5.2 Deliveries. Tenant shall use its best efforts to complete or cause to be completed all deliveries, loading, unloading and services to the Premises prior to 10:00 A.M. of each day, and to prevent delivery trucks or other vehicles servicing the Premises from parking or standing in service areas for undue periods of time . If the Premises has a rear entrance, all deliveries shall be made through said rear entrance . In no event shall Tenant be permitted to erect, place, maintain or otherwise have, cause or permit to exist in any manner or form (whether on a temporary or permanent basis) any sheds, leantos, trailers or other structures or vehicles for storage or other purposes anywhere on, about or within the Shopping Center . Landlord reserves the right to further reasonably regulate the activities of Tenant in regard to deliveries and servicing of the Premises, and Tenant agrees to abide by such further reasonable regulations of Landlord . 5.3 Operating Covenant. Tenant agrees to be open for business and to operate all of the Premises continuously and uninterruptedly from and after the Rent Commencement Date throughout the remainder of the Term and any extension thereof during all hours on all days that Landlord in its sole discretion shall determine that the Shopping Center shall be open for business to the public . Tenant further agrees at all times during said hours and on said days to fully utilize the Premises for its business at this location and to keep and maintain upon the Premises competent personnel and an adequate stock of merchandise and trade fixtures to service and supply the usual and ordinary demands and requirements of its customers . In the event Tenant fails to open or remain open as herein required, in addition to all other rights and remedies available to Landlord, whether hereunder or at law or in equity, and notwithstanding anything in this Lease to the contrary, the Minimum Rent due hereunder shall be increased to an amount equal to 125 % of the then Minimum Rent on a per diem basis for each day the Premises are not so open or in which such hours are not maintained . Tenant shall keep its Premises in a neat, clean and orderly condition and its display windows well lighted from dusk until such reasonable time as may be fixed from time to time by Landlord for all of the tenants in the Shopping Center unless prevented by causes beyond Tenant's reasonable control . 5.4 New Locations. Except for existing stores, Tenant covenants that it will not, directly or indirectly operate or own any similar type of business within a radius of five (5) miles from the location of the Premises. In the event Tenant should violate this covenant, Landlord shall at its option, in addition to all other rights and remedies it may have whether hereunder or at law or in equity, be entitled to obtain injunctive relief prohibiting such conduct or it may elect to terminate this Lease . The restriction contained in this Section 5 . 4 shall also apply to Tenant's affiliates and subsidiaries and to any person, corporation or other entity controlling or controlled by Tenant including, without limitation, the principal shareholders of Tenant if Tenant is a corporation . 5.5 Use Restrictions. Tenant shall not permit the use of any part of the Premises for sleeping apartments or lodging. No auction, distress, going - out - of - business, fire or bankruptcy sales shall be conducted in the Premises without the advance written consent of Landlord, which may be granted or denied in its sole and absolute discretion. Tenant shall not, without prior written approval of Landlord, sell merchandise from vending machines or allow any coin - operated vending, gaming, arcade, or video game machines on the Premises . Tenant agrees not to conduct and operate its business (including noises, litter and odors) in a manner that shall constitute a nuisance to or interfere with the other property of Landlord or its business or the property or business of other tenants of the Shopping Center . Tenant shall not create or permit vibrations in the Premises that disturb or create a nuisance for other tenants in the Shopping Center and shall not play or amplify music or emit noise that is experienced outside of the Premises (by neighboring property owners, other tenants, or invitees) at a level above sixty (60) decibels (a normal conversation) . As necessary to comply with the covenant in the immediately preceding sentence, Tenant shall take actions and implement policies necessary to reduce the noise levels emitted from the Premises, including, but not limited to, lowering amplifications of music and installing sound proofing/dampening barriers and equipment . Promptly following Landlord's request, Tenant shall demonstrate the sound levels of its business to such potential tenants of adjacent premises . Tenant shall not offer within any part of the Premises any goods or services that Landlord determines, in its sole discretion, to be inconsistent with the image of a first - class, family - oriented retail development . Tenant shall not permit within any part of the Premises the display, sale or rental of any item or thing which, in Landlord's sole opinion, is pornographic, lewd, vulgar, obscene, graphically violent, gang - related or immoral (including without limitation any suggestive so - called "adult" newspaper, book, magazine, picture, representation or merchandise of any kind, nude photographs, sexual devices, objects depicting genitalia, and any similar items) . Except as expressly permitted by Section 1 . 11 , Tenant agrees that neither the Premises, the Building Tenant: - / ;J - Guarantor: / r - J Guarantor Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant) Landlor /'f. ...

nor the Project shall be used by Tenant for the use, growing, producing, processing, storing (short or long term), distributing, transporting, or selling of cannabis, cannabis derivatives, or any cannabis containing substances ("Cannabis"), or any office uses related to the same, nor shall Tenant knowingly permit, allow or suffer, any of Tenant's officers, employees, agents, servants, licensees, subtenants, concessionaires, contractors and invitees to bring any Cannabis onto the Premises, the Building or the Shopping Center . Without limiting the foregoing, the prohibitions in this Section 5 . 5 shall apply to all Cannabis, whether such Cannabis is legal for any purpose whatsoever under state or federal law or both, except as expressly permitted by Section 1 . 11 . Notwithstanding anything to the contrary, any failure by Tenant to comply with each of the terms, covenants, conditions and provisions of this Section 5 . 5 shall automatically and without the requirement of any notice be a default that is not subject to cure, and Tenant agrees that upon the occurrence of any such default, Landlord may elect, in its sole discretion, to exercise all of its rights and remedies under this Lease, at law or in equity with respect to such default . 5.6 Hazardous Materials. Tenant covenants and agrees not to use, generate, release, manage, treat, manufacture, store, or dispose of, on, under or about, or transport to or from (any of the foregoing hereinafter a "Use") the Premises any Hazardous Materials (other than De Minimis Amounts, as "De Minimis Amounts" is hereafter defined in this Section 5.6) . In the event Tenant breaches the foregoing covenant, in addition to all other rights and remedies Landlord may have whether hereunder or at law or in equity, Landlord at its option may either (a) require Tenant to immediately upon demand therefor remove, abate and/or otherwise remedy all such Hazardous Materials using licensed contractors approved by Landlord, or (b) Landlord may without further notice to Tenant perform or cause to be performed such removal, abatement and/or remedial work for and on behalf of Tenant . Tenant further covenants and agrees to give Landlord immediate notice of any known Use or suspected Use of Hazardous Materials (other than De Minimis Amounts) on, under or about the Premises (and to immediately deliver to Landlord copies of any and all notices from anyone of violations or alleged violations of Hazardous Materials on, under or about the Premises) and to pay all costs and expenses associated with enforcement, abatement, removal, remedial or other governmental or regulatory actions, agreements or orders threatened, instituted or completed pursuant to any Hazardous Materials Laws, and all audits, tests, investigations, cleanup, reports, permits, licenses, approvals and other such items incurred in connection with any efforts to complete, satisfy or resolve any matters, issues or concerns, whether governmental or otherwise, arising out of or in any way related to the Use of Hazardous Materials in any amount by Tenant, its employees, agents, invitees, subtenants, licensees, assignees or contractors . In addition, Tenant further covenants and agrees to execute and deliver to Landlord, within ten (10) days following Landlord's request therefor, such certificates, affidavits, representations, and the like, as Landlord may request from time to time as to Tenant's best knowledge and belief concerning to the Use of Hazardous Materials on, under or about the Premises . For purposes of this Lease (1) the term "Hazardous Materials" shall include but not be limited to asbestos, urea formaldehyde, polychlorinated biphenyls, oil, petroleum products, pesticides, radioactive materials, hazardous wastes, toxic substances and any other related or dangerous, toxic or hazardous chemical, material or substance in any form or combination of forms (i . e . , solid, liquid, gaseous and/or otherwise) regulated or defined as hazardous or as a pollutant or contaminant in, or the Use of or exposure to which is prohibited, limited, governed or regulated by, any Hazardous Materials Laws ; (2) the term "De Minimis Amounts" shall mean, with respect to any given level of Hazardous Materials, that such level or quantity of Hazardous Materials in any form or combination of forms (i) does not constitute a violation of any Hazardous Materials Laws and (ii) is customarily employed in, or associated with, similar retail projects in the City in which the Shopping Center is located ; and (3) the term "Hazardous Materials Laws" shall mean any federal, state, county, municipal, local or other statute, law, ordinance or regulation now or hereafter enacted which may relate to or deal with the protection of human health or the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 , 42 U . S . C . Section 9601 , et seq : the Hazardous Materials Transportation Act, 49 U . S . C . Section 5101 , et seq ; the Resource Conservation and Recovery Act, 42 U . S . C . Section 6901 , et seq : the Federal Water Pollution Control Act, 33 U . S . C . Section 1251 , et seq : the Toxic Substances Control Act of 1976 , 15 U . S . C . Section 2601 , et seq : the laws of the State in which the Shopping Center is located ; and any rules, regulations or guidelines adopted or promulgated pursuant to any of the foregoing as they may be amended or replaced from time to time . Notwithstanding anything to the contrary contained in this Lease, in the event any of the equipment serving . the Premises such as, but not limited to, refrigerators, air conditioning systems, and supplemental healing, ventilating and air conditioning systems utilize refrigerants containing chlorofluorocarbons (sometimes commonly referred to as "CFC's"), Landlord, in its sole discretion, shall have the option to require Tenant, at its sole cost and expense, to remove such equipment at the expiration or earlier termination of the Term . The foregoing provisions of this Section 5 . 6 to the contrary notwithstanding, in no event shall Tenant or anyone for or on behalf of Tenant (x) Use any asbestos or asbestos containing material whatsoever in the performance of any Tenant's Work or any alterations or changes thereto or lo any other leasehold improvements by or for Tenant located in, on or about the Premises or (y) place or dispose of any Hazardous Materials (including, but not limited to, fluorescent light tubes) in any trash receptacles within the Shopping Center . SECTION 6 - UTILITIES SERVICES 6.1 Utilities. Landlord shall initially make water, electricity, and sewage removal available to the Premises or, at Landlord's sole and absolute discretion, to a central distribution point outside the Premises but in reasonable proximity thereto. 6.2 Payment of Utility Cost. Tenant agrees, at its own expense, to pay for all water, gas and electricity and all other similar utilities used by Tenant on the Premises from and after the commencement of the Term, and Tenant agrees to provide, at Tenant's sole cost and expense, any check meters of the type required by Landlord . In the event that any utilities are furnished by Landlord, whether sub - metered or otherwise, then and in that event Tenant shall pay Landlord for such utilities, but the charges therefor to Tenant by Landlord shall not exceed those of the local public utility had such companies furnished said services and facilities directly to Tenant, plus all surcharges, taxes and assessments, whether ordinary or extraordinary, foreseen or unforeseen which Landlord may be required from time to time to pay in connection with obtaining such services for the Shopping Center including, without limitation, fuel adjustment increases and any other additional charges now or hereafter in effect . Said utility charges, if payable to Landlord as hereinabove provided, shall be due and payable on a monthly basis as additional rent hereunder on the first day of each calendar month . Any utilities which Landlord is required or elects to provide or cause to be provided to the Premises may be furnished by an agent or an independent contractor engaged by Landlord, and Tenant shall accept the same therefrom to the exclusion of all other suppliers and, at Landlord's sole election, shall pay directly such agent or independent contractor on a monthly basis for such utilities . Failure of Tenant to pay any utility charges as and when required under this Section 6 . 2 shall constitute a default under the terms hereof in like manner as failure to pay rent when due . 6.3 No Liability. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished to the Premises, unless the same shall have been caused by Landlord's gross negligence and Landlord shall have been unable to cure such failure or interruption within 72 hours following written notice from Tenant, in which event Tenant as its exclusive remedy for such failure or interruption caused by Landlord's gross negligence shall be an abatement of Minimum Rent for the number of days Tenant is prohibited from operating or conducting its business and is closed to the public . In no event shall any such failure or interruption entitle Tenant lo terminate this Lease or, except to the extent of any abatement permitted pursuant to this Section 6 . 3 , withhold any rent or any other sums due pursuant to the terms of this Lease . SECTION 7 - INDEMNITY AND INSURANCE 7.1 Indemnification, Release and Waiver. Tenant: - - / N • Guarantor: Guarantor Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant)

(a) Indemnity by Tenant. Tenant covenants and agrees with Landlord that Landlord shall not be liable for any damage or liability arising from a breach of any duty of any kind or for any injury to or death of persons or loss or damage to Tenant's business or damage to any property of Tenant or any other person arising out of or in any way related to the use, occupancy and enjoyment of the Premises or the Common Areas by Tenant or any person thereon or holding under said Tenant unless the same shall (i) be caused solely by the gross negligence of Landlord, and (ii) not be covered by insurance maintained or required to be maintained by Tenant under this Lease . In addition, Landlord shall not be liable to Tenant for any injury, damage, or loss arising out of or in any way related to any act, omission, or negligence of lessees or occupants of the Shopping Center or of other owners of adjacent or contiguous property, all claims against Landlord for any such injury, damage, or loss being hereby expressly waived by Tenant . Tenant further covenants and agrees to protect, indemnify, save and keep hanmless Landlord and other tenants and occupants of the Shopping Center against and from all liability, claims, loss, injury, liens, cost, damage or expense arising out of or in any way related to : (1) any accident or other occurrence in, on or at the Premises ; (2) the utilities located in, under or above the Premises causing injury to any person or property whomsoever or whatsoever ; (3) the occupancy or use of the Premises or any act or omission of Tenant, its employees, agents, invitees, subtenants, licensees, assignees or contractors ; (4) any penalty or damage or charges imposed for any violations of any law or ordinance whether occasioned by the negligence of Tenant or those holding under Tenant ; and (5) any failure of Tenant in any respect to comply with and perfonm all the requirements and provisions of this Lease . Notwithstanding anything to the contrary contained in this Lease, under no circumstances (even if the loss or damage is caused by Landlord's gross negligence) shall Landlord be liable to tenant for damage to its trade fixtures, equipment or personal property, or for loss of income, increased expenses, or damage to its business or its good will, all of which the parties agree shall be covered by insurance Tenant detenmines is adequate and elects to maintain to adequately protect it from such losses . Tenant's obligation to indemnify Landlord, as herein provided, shall apply notwithstanding a breach of any duty of any kind by Landlord and shall survive the expiration or earlier tenmination of this Lease for acts or omissions occurring prior to such expiration or earlier termination, and shall additionally include the retention of legal counsel and related attorneys' fees and investigation costs (as well as all other reasonable and related costs, expenses and liabilities) from the first notice that any claim or demand is to be made or may be made . For purposes of this Section 7 . Hal only, the tenm "Landlord" shall be deemed to include Landlord, the partners of Landlord, the fee owner of the Shopping Center if other than Landlord, Landlord's managing agent for the Shopping Center, their respective parents, subsidiaries and affiliates, and the respective members, partners, directors, officers, agents, servants, employees and contractors of each of the foregoing . Tenant agrees that it shall provide insurance in compliance with the provisions of Section 7 . 2 , at all times . Tenant, however, acknowledges that its liability pursuant to this Section 7 . Hal is not limited to the amount of any insurance set forth and provided for in Section 7 . 2 . (b) Waiver of Subrogation. Landlord and Tenant each hereby waives any and all rights of recovery against the other, and against any other tenant or occupant of the Shopping Center and against the investment managers, trustees, directors, partners, members, managers, beneficiaries, officers, employees, agents, management agents, representatives, customers and business visitors of such other party and of such other tenant or occupant of the Shopping Center, for any loss insured by All Risks or Special Fonm coverage or other property insurance now or hereafter existing for the benefit of the respective party, but only to the extent of the net insurance proceeds payable under such policies (or which would have been payable if such insurance were maintained as required by this Lease) . Each party shall obtain any special endorsements required by its insurer to evidence compliance with the foregoing waiver . The foregoing waiver shall be effective whether or not a waiving party actually obtains and maintains the insurance required pursuant to this Lease . Landlord and Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to their respective insurance carriers of the foregoing mutual waiver of subrogation . Landlord's notice hereunder may be a general notice with respect to all leases, including this Lease, then or thereafter in effect at the Shopping Center . Notwithstanding the foregoing provision, if a loss or damage is caused by the act or omission of Tenant, or its agents, contractors, or employees, Tenant shall be responsible for any deductible incurred by Landlord in connection with the loss or damage . 7.2 Tenant's Insurance Obligation. Tenant further covenants and agrees that it will carry and maintain during the Term, at Tenant's sole cost and expense, the following types of insurance, in the amounts specified and in the fonm hereinafter provided: (a) Commercial General Liability Insurance. Tenant shall at all times during the Tenm maintain in effect a policy or policies of commercial general liability insurance with a per occurrence limit of not less than Three Million Dollars ( $ 3 , 000 , 000 . 00 ) combined single limit per occurrence and not less than Three Million Dollars ( $ 3 , 000 , 000 . 00 ) general aggregate, insuring against any and all liability of the insured with respect to the Premises or arising out of the maintenance, use or occupancy thereof . If the penmitted uses permit the sale or service of alcoholic beverages on the Premises, then during any period that Tenant is actually serving or offering the same for sale Tenant shall either obtain a liquor liability policy or liquor liability endorsement to said commercial general liability policy insuring such liability in an amount not less than Three Million Dollars ( $ 3 , 000 , 000 . 00 ) combined single limit per occurrence . All insurance shall specifically insure the perfonmance by Tenant of the indemnity agreement contained in Section 7 . 1 . Tenant shall increase said liability insurance to such additional amounts as Landlord from lime to time may reasonably require . (b) Plate Glass. Tenant shall be responsible for the maintenance of the plate glass on the Premises, but shall have the option either to insure the risk or to self - insure the same. (c) Tenant Improvements. Tenant shall procure and maintain in full force and effect during the Term property insurance (including also boiler and machinery insurance, as applicable) covering all of Tenant's Work as referenced in Exhibit "C" , Tenant's leasehold improvements, alterations or additions penmitied under Section 10 hereof, Tenant's trade fixtures, merchandise and personal property from time to lime in, on or upon the Premises, on a replacement cost basis (with an agreed value endorsement) from time to time during the Term, providing protection against any peril included within the most current version of the Insurance Service Office's classification "Causes of Loss C Special Fonm" all risk coverage (or its equivalent), hereinafter in this Lease and any and all Exhibits hereto such version (or its equivalent) referred to as "Special Fonm (All Risk) Coverage" . All policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and tenminate under the provisions of Section 13 hereof, in which event of tenmination such proceeds attributable to said "Tenant's Work" and leasehold improvements (and to all other items of property becoming or to become the property of Landlord upon such termination) shall be paid and disbursed directly to Landlord . ( d} Workers' Compensation. Statutory workers' compensation insurance, as well as employer's liability insurance with limits of not less than $500,000.00/$500,000.001$500,000.00, and any and all other insurance required by any employee benefit acts or other statutes applicable where the work is to be perfonmed as will protect Tenant from any and all liability under the aforementioned acts and statutes. 7.3 Policy Requirements. All policies of insurance provided for herein shall be issued by insurance companies with a rating of not less than A - and a financial size category of not less than IX as rated in the most current available Best's Key Rating Guide (or the then most nearly equivalent thereof if the same hereafter ceases to be published) or by such insurer as shall otherwise be satisfactory to Landlord and qualified to do business in the State in which the Shopping Center is located . All such policies of Tenant shall be issued in the name of Tenant, with Landlord, the fee owner of the pping Center if other than Landlord, Landlord's managing Tenant: ! rf Guarantor: - t - , Guarantori Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant)

agent and mortgagees or beneficiaries named as additional insureds, which policies shall be for the mutual and joint benefit and protection of Landlord, the fee owner of the Shopping Center if other than Landlord, Tenant and Landlord's managing agent and mortgagees or beneficiaries . Executed copies of such policies of insurance or certificates thereof and copies of all required policy endorsements shall be delivered to Landlord within ten (10) days prior to delivery of possession of the Premises to Tenant and thereafter at least thirty (30) days prior to the expiration of the term of each such policy . The above commercial general liability insurance policy shall contain a standard Insurance Services Office "Severability of Interests" clause allowing Landlord as an additional insured to recover under said policy for any loss occasioned to it, its servants, agents, employees or contractors, by reason of any negligence of Tenant . As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent . All policies of insurance required hereunder of Tenant must contain a provision that the company writing said policy will give to Landlord at least thirty (30) days' notice in writing in advance of any cancellation or lapse or any reduction in the types or limits of insurance . All liability, property and other policies of Tenant required hereunder shall be written as primary policies, with no right to any contribution from, and not in excess of, any insurance coverage which Landlord may carry to protect its interests and no such policy shall be subject to any deductible (except a deductible not to exceed $ 2 , 500 . 00 ) or to any self - insured retention . 7.4 Blanket Coverage. Notwithstanding anything to the contrary contained in this Section 7 , Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so - called blanket policy or policies of insurance carried and maintained by Tenant ; provided, however, that Landlord and Landlord's managing agent and mortgagees or beneficiaries shall be named as an additional insured thereunder as their interest may appear, and that the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements set forth herein are otherwise satisfied . Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant covering risks upon the Premises for which policies or copies thereof are not delivered to Landlord . 7.5 Landlord's Insurance Obligations. Landlord shall maintain in effect a program of insurance (together with any and all deductibles and self - insured retentions and expenses as Landlord may from time to time deem appropriate in connection therewith) covering the insurable portions of the Shopping Center, including the Premises and the leasehold improvements included within "Landlord's Work" as referenced in Exhibit "C" , (but not Tenant's Work as referenced in said Exhibit "C" , Tenant's leasehold improvements, alterations or additions permitted under Section 10 hereof, Tenant's trade fixtures, merchandise or other personal property), in an amount of not less than the fair replacement value thereof (exclusive of excavations, foundations and footings) during the Term, providing protection against any peril generally included within the classification "Special Form (All Risk) Coverage" and such further insurance as Landlord deems necessary or desirable . Landlord at iis option may also carry such further insurance as Landlord deems necessary or desirable, together with any and all deductibles and self - insured retentions and expenses as Landlord may from time to lime deem appropriate in connection therewith . Landlord's obligation to carry the insurance provided for herein may be brought within the coverage of a so - called blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such insurance . 7.6 Insurance Use Restrictions. Tenant agrees that ii will not at any time during the Term carry any stock of goods or do anything in or about the Premises which could jeopardize or increase rates of any liability or property insurance. Tenant agrees to pay to Landlord forthwith upon demand the amount of any increase in premium for property and liability insurance that may be charged during the Term on the amount of insurance to be carried by Landlord resulting from the foregoing or from Tenant doing any act in or about the Premises which does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant, and in the event of any such act on the part of Tenant, Landlord, in addition to any and all other rights and remedies it may have whether hereunder or at law or in equity, shall have the right to cancel and terminate this Lease at any time thereafter upon notice thereof to Tenant . If Tenant installs upon the Premises any electrical equipment which constitutes an overload on the electrical lines of the Premises, Tenant shall at its own expense make whatever changes or provide whatever equipment safeguards are necessary to comply with the requirement of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading . SECTION 8 - SIGNS 8.1 Sign Criteria. Tenant acknowledges that the Premises are a part of an integrated Shopping Center and that control of all signs by Landlord is essential to the maintenance of uniformity, propriety and aesthetic values in the Shopping Center. Landlord has attached hereto as Exhibit "B" the Shopping Center sign criteria which shall be adhered to by Tenant . Nonetheless, Tenant shall not place on or about the exterior of the Premises or on the windows or doors thereof (and within 24 inches of any such window or door) any sign or other material without Landlord's prior written approval, not to be unreasonably withheld, conditioned or delayed . Anything to the contrary in this Lease notwithstanding, Tenant shall not affix any sign to the roof of the Premises and no advertising medium shall be utilized by Tenant in the Shopping Center which can be heard or experienced outside the Premises, including without limiting the generality of the foregoing, flashing lights, searchlights, musical instruments, loudspeakers, phonographs, radios, televisions, scents or odors . In addition, Tenant shall not display, paint or place or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devices or signs on any vehicle parked in the parking area of the Shopping Center, whether belonging to Tenant, or to Tenant's agent, or to any other person ; nor shall Tenant distribute, or cause to be distributed, in the Shopping Center any handbills or other advertising devices . Tenant shall obtain all required governmental approvals and permits required for its signage, and its signage shall comply with any applicable laws, ordinances, rules, directions, regulations, guidelines and orders of governmental and public bodies and agencies now or hereafter in effect from time to time that may govern or apply to Tenant's signage, and with the requirements, if any, contained in documents recorded against title to the Shopping Center . Consent to or approval by Landlord of Tenant's signage shall not create any responsibility or liability on the part of Landlord for the failure of Tenant's signage to comply with the sign criteria set forth in Exhibit "B" with any applicable laws, ordinances, rules, directions, regulations, guidelines and orders of governmental and public bodies and agencies now or hereafter in effect from time to time that may govern or apply to Tenant's signage, or with restrictions, if any, contained in documents recorded against title to the Shopping Center . Tenant shall complete the installation of its exterior building signs within thirty (30) days following the date on which Tenant opens its business at the Premises to the public . 8.2 Sign Removal. Notwithstanding the above, Tenant shall upon request of Landlord immediately remove any exterior or interior sign, advertisement, decoration, lettering or notice which Tenant has placed or permitted to be placed in, upon, above or about the Premises and which Landlord reasonably deems objectionable or offensive, and if Tenant fails or refuses to do so Landlord may enter upon the Premises and remove the same . Upon the expiration or earlier termination of this Lease, Tenant shall remove any exterior or interior sign, advertisement, decoration, lettering or notice which Tenant has placed or permitted to be placed in, upon, above or about the Premises . Tenant shall be solely responsible for any and all fines, duties and liens whatsoever imposed upon Landlord or the Shopping Center by any governmental body or agency having jurisdiction thereover pertaining to any sign which Tenant has placed or permitted to be placed in, upon, above or about the Premises which is in violation of any ordinance, rule, law, directive, regulation, requirement, guideline or order of such body or agency . SECTION 9 - MAINTENANCE AND SANITATION Tenant: -- ? - -- Guarantor: Y GuarantqL Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant)

9.1 Tenant's Obligations. Tenant agrees at all times during the Term, at Tenant's own cost and expense, to repair, maintain in good and tenantable condition and replace, as necessary with ordinary wear and tear excepted, the Premises and every part thereof whether installed by Landlord or Tenant (except portions of the Premises expressly required to be maintained by Landlord pursuant to Section 9.2 of this Lease), including, without limitation, exterior and interior glass; Tenant's interior demising partitions; mechanical, plumbing, communications, heating, air ventilation and conditioning and other utility systems exclusively serving the Premises up to the point of entry to the Premises and free flow up to the point at which other tenant sewage connections join with the main sewer line (all whether or not such systems are located in the Premises); fixtures; sprinkler systems; signs; locks and closing devices; windows; window frames and window sashes; casements and frames; the exterior and interior portion of all doors, door frames and door checks, other entrances; floor coverings; drop ceilings; any grease traps and piping; the storefront; and all items of repair, replacement, renewals, restorations, maintenance, alteration, improvement or reconstruction (including capital improvements, alterations and repairs) as may be required by any by federal, state or local laws, rules, regulations and requirements, or the insurance underwriter(s) for the Shopping Center. Tenant shall at all times during the term of this Lease maintain a full-service maintenance contract, as reasonably approved by Landlord, to service all HVAC units including all swap coolers servicing the Premises. Tenant shall deliver to Landlord a copy of the full-service maintenance contract once in effect. All replacements made by Tenant shall be of like size, kind and quality to the items replaced as such item or items existed when originally installed and shall be subject to Landlord's prior approval. Tenant shall be solely responsible for the regular monitoring for and remediation of mold and mold causing-conditions within the Premises in accordance with applicable federal, state or local laws, rules, regulations and requirements and otherwise in a manner reasonably satisfactory to Landlord, and hereby waives and releases Landlord, its successors and assigns, from all claims and demands of every kind in any way relating to the presence of mold within the Premises or Shopping Center. Tenant, at its expense, shall install and maintain fire extinguishers and other fire protection devices as may be required from time to time by any agency having jurisdiction thereof or by Landlord's insurance carrier. If Tenant refuses or neglects to make repairs and/or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, then, in addition to any and all other rights and remedies Landlord may have whether hereunder or at law or in equity, Landlord reserves the right, upon giving Tenant reasonable written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant; provided, however, no reservation of such right by Landlord shall be deemed to (a) impose any obligation on Landlord to make such repairs or perform such maintenance, or (b) render Landlord liable to Tenant or any third (3rd) party for the failure to do so, or (c) relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease. In such event such work shall be paid for by Tenant promptly upon receipt of a bill therefor. Tenant shall not decorate or paint the exterior of the Premises, or any part thereof, except in the manner and color first approved in writing by Landlord in its sole and absolute discretion, nor shall Tenant install any equipment on the roof or make any repairs affecting the roof, or any portion thereof, without first obtaining Landlord's prior written approval therefor, which may be granted or denied in Landlord's sole and absolute discretion.

9.2 Landlord's Obligation. Landlord shall repair, maintain in good and tenantable condition and replace, as necessary, the roof, exterior walls and structural parts of the Premises (including the structural floor), and all utility installations serving the Premises on a nonexclusive basis (except where the appropriate utility company performs such duties) or that form a centralized air conditioning system serving the Premises on a nonexclusive basis. In no event shall Landlord be required to make repairs or replacements necessitated by the negligence or willful acts of Tenant or anyone claiming under Tenant, because of the failure of Tenant to perform or observe any term or condition of this Lease, or because of improvements or alterations made by Tenant, all of which shall be Tenant's obligation to repair or replace at its sole cost and expense. Landlord shall be under no obligation to repair, replace or maintain the Premises or the mechanical equipment exclusively serving the Premises at any times, all of which repairs, replacements, or maintenance shall be Tenant's obligation to repair at its sole cost and expense. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not in any way be liable to Tenant for failure to make repairs as herein specifically required of Landlord unless Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence and complete said repairs within a reasonable period following receipt of Tenant's notification. As used in this Section 9, "exterior walls" shall exclude storefronts, plate glass, window cases or window frames, doors or doorframes, security grilles or similar enclosures. The definition of Common Area Expenses includes all work performed by Landlord in accordance with this Section 9.2.

9.3 Performance of Work by Landlord. If Tenant refuses or neglects to repair, replace, or maintain the Premises, or any part thereof, as required under this Lease, Landlord shall have the right but not the obligation, upon giving Tenant at least ten (10) days' prior notice of Landlord's election to do so (except for an emergency in which event no such notice shall be required), to enter the Premises and make such repairs or perform such maintenance or replacements on behalf of and for the account of Tenant. Nothing herein contained shall imply any duty of Landlord to do any work that, under any provision of this Lease, Tenant is required to do, nor shall Landlord's performance of any repairs on behalf of Tenant constitute a waiver of Tenant's default in failing to do the same. No exercise by Landlord of any rights herein reserved shall entitle Tenant to any compensation, damages or abatement of rent from Landlord for any injury or inconvenience occasioned thereby. If Landlord performs any maintenance or other obligations that Tenant is required to perform under the terms of this Lease, Tenant shall upon demand pay to Landlord the costs and expenses incurred by Landlord's performance on behalf of Tenant (or shall deposit with Landlord the anticipated amounts thereof), plus Landlord's administrative fee equal to fifteen percent (15%) of the costs and expenses incurred by Landlord.

9.4 Right to Enter. Tenant agrees to permit Landlord and its agents, employees, servants and contractors to enter the Premises at all times during usual business hours for the purpose of inspecting same and upon reasonable notice to Tenant for the purpose of performing any of Landlord's maintenance or repair obligations. In addition, Tenant agrees to permit Landlord and the tenants (and their agents and contractors) of other stores in the Shopping Center to enter the Premises in order to install, replace maintain and/or repair electrical, telephone, plumbing, mechanical and fire protection systems and other utility lines, equipment and plumbing or other utility systems above the ceiling, below the floor or within the walls of the Premises, provided that the entry of Landlord and such tenants and their work in or upon the Premises shall not unreasonably interfere with the business of Tenant and that Landlord and such tenants shall promptly repair and restore any damage to the Premises or to Tenant's property occasioned by such entry or work.

9.5 Pest Control. Tenant shall, at its cost, retain a licensed, bonded professional pest and sanitation control service to perform inspections of the Premises at such intervals as shall be required by Landlord to keep the Premises free of infestation by insects, rodents and vermin, and shall promptly cause any corrective or extermination work recommended by such service to be performed. At Landlord's option, Landlord may retain a contractor to perform such service for all tenants at the Shopping Center (but not for the Premises, which shall be serviced by Tenant), and the commercially reasonable costs thereof shall be included in Common Area costs.

9.6 Trash. Landlord and Tenant hereby acknowledge and agree that at Landlord's sole election, and pursuant to Section 4 hereof, Landlord or Landlord's agent or contractor, as the case may be, may provide and maintain trash receptacles about the Shopping Center in which to place trash and shall cause such trash to be removed from the area as often as is reasonably necessary; provided, however, tenants and other occupants with special trash requirements or who generate large amounts of trash as determined by Landlord shall, at Landlord's sole election, be responsible for all such special requirements and for the collection, storage and/or removal of all such trash at their own cost and expense. If Landlord does not elect to provide trash receptacles for Tenant's use, Tenant

Lease - Page 7

Tenant: ______ Guarantor: ______ Guarantor: ______ Landlord: ______
Palo Verde Shopping Center – LBC Bioscience, Inc. (tenant)

shall be responsible for the odor - free storage and removal of trash from the Premises at Tenant's sole cost and expense . In no event, however, shall Tenant place or dispose of any Hazardous Materials (including, but not limited to, fluorescent light tubes) in any trash receptacles within the Shopping Center . SECTION 10 - ALTERATION, REPAIR AND LIENS 10.1 Consent Required. Tenant shall not make any alterations or additions upon the Premises without the prior written consent of Landlord. The plans and specifications for any and all such work shall first receive the prior written approval of Landlord in accordance with the procedures for obtaining such approval set forth in Exhibit "C" . Landlord's approval of the plans, specifications or working drawings shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities . Following approval of the plans and specifications by Landlord, Tenant shall give Landlord at least fifteen (15) days' prior written notice of commencement of work in the Premises so that Landlord may post notices of non - responsibility in or upon the Premises as provided by law . Tenant agrees that, within seven (7) days of entering any contract relating to Tenant Improvements at the Premises, Tenant shall provide Landlord with a copy of the contract . In the event that Tenant shall make any permitted alterations or changes to the Premises under the terms and provisions of this Section 10 , Tenant agrees upon its part to carry such additional property insurance as may be necessary to fully insure on a primary, non - contributory basis all such alterations and changes, it being expressly understood and agreed that none of such alterations or changes shall be insured by Landlord under such insurance as Landlord may carry upon the building of which Premises are a part, nor shall Landlord be required under any provisions for reconstruction of the Premises to reinstall or reconstruct any such alterations or changes ; provided, however, the foregoing provisions of this Section 10 . 1 notwithstanding, Tenant and its contractors shall, at a minimum, carry such insurance in connection with the construction of such alterations and changes as is required of Tenant and its contractors pursuant to Exhibit "C" for the construction of Tenant's Work hereunder . Landlord may, at its option and for its sole benefit, carry its own and/or additional insurance covering such alterations and/or changes . To the extent Tenant retains a general contractor such general contractor shall be approved by Landlord ; Landlord's approval shall not be unreasonably withheld . The general contractor shall be licensed by the state in which the Shopping Center is located and maintain at all times during the construction of the tenant improvements commercial general liability insurance in the amount set forth in Exhibit "C" , and such other insurance as Landlord reasonably requires . Landlord and Landlord's manager, Ethan Christopher Arizona, LLC shall be named as an additional insured on the applicable insurance . lt shall be Tenants sole cost and expense, at Tenant's sole risk, to obtain any and all permits, certifications, and other approvals necessary for the tenant improvements and the operation of its business, if applicable . 10.2 Liens . Tenant shall pay or cause to be paid all costs for work done by it or caused to be done by it on, and for materials furnished to, the Premises, and Tenant shall keep the Premises free and clear of all mechanics' liens and other liens on account of work done by Tenant or persons claiming under it. Tenant agrees to and shall indemnify and save Landlord and any fee owner (if any) free and harmless against liability, loss, damage, costs, attorneys' fees, and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished for Tenant or persons claiming under it . If any claim of lien should be filed against the Premises or the Shopping Center or any interest in either, Tenant shall, within fifteen (15) days thereafter, cause the property which is subject to the lien to be discharged therefrom either by paying the same or by filing or recording a surety bond in accordance with the provisions of the laws of the State in which the Shopping Center is located . If Tenant shall be in default in paying any charge for which a mechanics' or materialmen's lien claim and suit to foreclose the lien have been filed and shall not have filed or recorded the surety bond referred to above, Landlord may (but shall not be required to) pay the said claim and any costs, and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due and owing from Tenant to Landlord, and Tenant shall pay the same to Landlord with interest at one and one - half percent ( 1 - 1 / 2% ) per month from the dates of Landlord's payments . Should any claims of lien be filed against the Premises or any action affecting the title to such property be commenced, the party receiving notice of such lien or action, whether Landlord or Tenant, shall forthwith give the other notice thereof . SECTION 11 - FIXTURES AND PERSONAL PROPERTY 11.1 Ownership. Any trade fixtures, signs and other personal property of Tenant not permanently affixed to the Premises shall remain the property of Tenant, and Landlord agrees that Tenant shall have the right, provided Tenant is not in default under the terms of this Lease, at any time, and from time to time, to remove any and all of its trade fixtures, signs and other personal property which it may have stored or installed in the Premises, including, without limitation, counters, shelving, showcases, mirrors and other movable personal property not permanently affixed to the realty . Nothing contained in this Section 1 1 shall be deemed or construed to permit or allow Tenant to remove such personal property during the Term, without the immediate replacement thereof with similar personal property of comparable or better quality . All trade fixtures, signs, and other personal property installed in or attached to the Premises by Tenant must be new or in like - new condition when so installed or attached . Tenant, at its expense, shall immediately repair any damage occasioned to the Premises by reason of the removal of any such trade fixtures, signs, and other personal property, and upon expiration or earlier termination of this Lease, Tenant shall leave the Premises in a neat and clean condition and free of debris . All trade fixtures, signs, and other personal property installed in or attached to the Premises by Tenant must be new or in like - new condition when so installed or attached . All improvements to the Premises by Tenant, including but not limited to recessed light fixtures, floor coverings, carpeting, draperies, and partitions, but excluding movable trade fixtures, decorative lighting fixtures and signs, shall become the property of Landlord upon expiration or earlier termination of this Lease, unless Landlord requests their removal in which event Tenant shall remove the same and restore the Premises to its original condition at Tenant's expense . 11.2 Removal. If Tenant fails to remove any of its trade fixtures, signs and other personal property upon expiration or the sooner termination of this Lease, Landlord may at Landlord's option retain all or any of such property, and title thereto shall thereupon vest in Landlord, or Landlord may remove from the Premises and dispose of, in any manner, all or any portion of such property, in which latter event Tenant shall, upon demand, pay to Landlord the actual expense of such removal and disposition and the repair of any and all damage to the Premises resulting from or caused by such removal . 11.3 Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, as well as upon its trade fixtures, merchandise and other personal property in or upon the Premises . In the event any such items of property are assessed with property of Landlord, such assessment shall be divided between Landlord and Tenant to the end that Tenant shall pay only its equitable portion of such assessment as determined by Landlord . No taxes, assessments, fees or charges referred to in this Section 11 . 3 shall be considered as real property taxes under the provisions of Section 3 . 5 hereof . SECTION 12 - OCCUPANCY TRANSACTIONS 12.1 Definitions. As used in this Section 12 , the following definitions shall apply: Tenand VV - Guarantor: Guarantor Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant)

(a) "Transfer" (sometimes also in this Lease "transfer") means, collectively or separately, as the case may be, any voluntary, unconditional (i) assignment of some or all of Tenant's interest, rights and duties in the Lease and the Premises, including Tenant's right to use, occupy and possess the Premises, or (ii) sublease of Tenant's right to use, occupy and possess, in whole or in part; (b) "Encumbrance" means any conditional, contingent or deferred assignment, sublease or conveyance voluntarily made by Tenant of some or all of Tenant's interest, rights or duties in the Lease or the Premises, including Tenant's right to use, occupy or possess the Premises, in whole or in part, including, without limitation, any mortgage, deed of trust, pledge, hypothecation, lien, franchise, license, concession or other security arrangement; (c) "Change of Control" means the transfer by sale, assignment, death, incompetency, mortgage, deed of trust, trust, operation of law, or otherwise of any shares, voling rights or ownership interests which will result in a change in the identity of the person or persons exercising, or who may exercise, effective control of Tenant, unless such change results from the trading of shares listed on a recognized public stock exchange and such trading is not for the purpose of acquiring effective control of Tenant . If Tenant is a private corporation whose stock becomes publicly held, the transfers of such stock from private to public ownership shall not be deemed a Change of Control ; (d) "Occupancy Transaction" means any Transfer, Encumbrance, Change of Control, or other arrangement whereby the identity of the person or persons using, occupying or possessing the Premises changes or may change (including without limitation the merger or consolidation of Tenant with any other corporation or business entity as well as the change or conversion of Tenant to any company, partnership or other entity which possesses the characteristics of limited liability}, whether such change be of an immediate, deferred, conditional, exclusive, nonexclusive, permanent or temporary nature ; and (e) "Transferee" means the proposed assignee, sublessee, mortgagee, beneficiary, pledges or other recipient of Tenant's interest, rights or duties in this Lease or the Premises in an Occupancy Transaction. 12.2 Restrictions. (a) Tenant shall not make or consent to any Encumbrance without the prior written consent of Landlord, which Landlord may grant or withhold in its sole and absolute discretion. (b} Tenant shall not enter into, or consent to, an Occupancy Transaction, other than an Encumbrance which shall be subject to the provisions in Section 12.2(a) . without first procuring Landlord's written consent, which Landlord shall not withhold unreasonably ; provided, however, that by way of example and without limitation, the parties agree it shall be reasonable for Landlord to withhold its consent if any of the following situations exist or may exist : (i)The Transferee's contemplated use of the Premises following the proposed Occupancy Transaction conflicts with the Permitted Use set forth in Section 1 . 11 ; (ii) In Landlord's reasonable business judgment, the Transferee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under the Lease ; (iii) In Landlord's reasonable business judgment, the present net worth of the Transferee is less than the greater of (i) the collective net worth of Tenant and any and all guarantors as of the dale hereof or (ii) the collective net worth of Tenant and any and all guarantors as of the dale of Tenant's request for consent ; (iv) In Landlord's reasonable business judgment, the percentage rent (if applicable) that Landlord reasonably anticipates receiving from the Transferee would be less than that which Landlord has heretofore received from Tenant ; (v) The proposed Occupancy Transaction would breach any covenant of Landlord respecting radius, location, use or exclusivity in any other lease, financing, financing agreement, or other agreement relating to the Shopping Center ; or (vi) Any guarantor of this Lease fails for any reason to confirm in writing, prior to the effective date of such Occupancy Transaction, its continuing liability under said Guaranty following the effective date of such Occupancy Transaction . 12.3 Condition Precedent. Tenant shall not have the right or power to request or enter into an Occupancy Transaction if Tenant shall be in default of Tenant's obligations under the provisions of this Lease or any other lease of real property in any shopping center owned (in whole or in part) or managed by Landlord or any partner of Landlord, including any parent, subsidiary, affiliate or successor - in - interest thereof. 12.4 Procedures. (a) If Tenant desires lo enter into an Occupancy Transaction, Tenant shall give notice thereof to Landlord by requesting in writing Landlord's consent to such transaction at least sixty (60) days prior to the effective date of any such transaction and shall furnish Landlord with the following : (i) The full particulars of the proposed transaction, including without limitation its nature, effective dale, terms and conditions, and copies of any and all offers, draft agreements, subleases, letters of commitment or intent, and other documents pertaining to such proposed transaction ; (ii) A description of the identity, net worth and previous business experience of the Transferee, including without limitation copies of the Transferee's latest income, balance sheet and change - of - financial - position statements (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by the Transferee ; (iii) Any further information reasonably requested by Landlord following receipt of Tenant's request for consent ; and (iv) The payment of a review fee in the amount of $ 1 , 500 ("Review Fee"), which shall compensate Landlord for lime expended by Landlord in reviewing Tenant's application for the Occupancy Transaction . The Review Fee shall be earned by Landlord upon receipt of Tenant's application, independent of whether the Occupancy Transaction is approved or disapproved . (b) If Tenant fails to make said written request in accordance with the requirements set forth in this Section 12 . 4 , Tenant's failure shall constitute a material breach of this Lease which Landlord, in its sole discretion, may deem curable in the following manner . If Landlord so elects, then within ten (10) days after Landlord's written demand, Tenant shall make said written request in accordance with Section 12 . 4 (a ) and shall pay Landlord as liquidated damages for its breach the greater of (i) three percent ( 3% ) of the then annual Minimum Rent, or (ii) $ 5 , 000 . 00 ("Liquidated Damages Payment") . The parties agree that said sum represents a reasonable estimate of Landlord's damages sustained by reason of Tenant's breach, which damages are extremely difficult or impracticable to fix . If Landlord approves the Occupancy Transaction so submitted by Tenant and accepts the Liquidated Damages Payment, then Tenant's breach of the notice requirement of this Section 12 . 4 shall be deemed cured but shall not waive Tenant's default, if any, with respect to any other provision of this Section 12 . Notwithstanding the foregoing, any request for, or entry into, an Occupancy Transaction which has not met with the notice provisions set forth in this Section 12 . 4 shall be of no force or effect until Landlord's consent has been obtained in accordance with this Section 12 . (c) Within thirty (30) days after receipt of Tenant's request for consent, Landlord may respond as follows: (i) consent to the Occupancy Transaction, subject to Section 12 . 6 below ; (ii) refuse to consent to the Occupancy Transaction ; or (iii) terminate this Lease in the event of any assignment of the Lease or sublet of the entire Premises, or terminate this Lease as to a portion of the Premises to be sublet, if the sublease is for less than the entire Premises, with any such termination to be effective thirty (30) days after Tenant's receipt of Landlord's termination notice. Landlord's failure to respond within said thirty (30) day period shall be deemed disapproval of such Occupancy Transaction. The acceptance of rent or other monies by Landlord from any person other than Tenant:# Guarantor: uarantoif'P• Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant)

Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be consent to any Occupancy Transactions. The consent by Landlord to an Occupancy Transaction shall not be deemed consent to future Occupancy Transactions. Tenant's remedy for any beach by Landlord of the provisions of this Section 12 shall be limited to specific performance and injunctive relief.

12.5 Documentation and Expenses. Each Occupancy Transaction to which Landlord has consented shall be evidenced by an instrument made in such written form as is satisfactory to Landlord and executed by Tenant and Transferee and Guarantors, if any. By such instrument, Transferee shall assume and promise to perform the terms, covenants and conditions of this Lease which are obligations of Tenant and the Guarantors shall (i) consent to Tenant's entry into the Occupancy Transaction, (ii) ratify and affirm all of their obligations under the Guaranty of Lease, (iii) acknowledge that as of the date of this Occupancy Transaction, Landlord is not in default under the Lease, nor is there any event or occurrence which, with the giving of notice or the passage of time, or both, would constitute an event of default under the Lease, and (iv) acknowledge that they have no defenses against the enforceability of the Guaranty of Lease. In addition to the Review Fee, Tenant shall, promptly upon demand of Landlord, reimburse Landlord or its designee for Landlord's reasonable third-party costs and expenses, including legal fees incurred in obtaining advice and preparing documentation for each Occupancy Transaction to which Landlord has consented.

12.6 Consideration to Landlord.

(a) In the event Landlord shall consent to an Occupancy Transaction, the Minimum Rent specified in Section 1.7 shall be increased on the effective date of such transaction to the highest of:

(i) The minimum or base rental payable by the Transferee to the Tenant;

(ii) An amount equal to the total of the Minimum Rent plus percentage rent (if applicable), required to be paid by Tenant pursuant to this Lease during the twelve (12) month period immediately preceding such transaction;

(iii) The Minimum Rent specified in Section 1.7 for the balance of the Term, increased to reflect percentage increases (as reasonably determined by Landlord) in the Consumer Price Index from the effective date of the Occupancy Transaction; or

(iv) Such Minimum Rent as Landlord shall determine (on a pro rata square footage basis) is the prevailing "market rent" for the Premises by averaging the Minimum Rents obtained by Landlord from the three (3) most recent relatively comparable tenants to lease space in the Shopping Center (as reasonably determined by Landlord).

In no event shall the Minimum Rent, as adjusted, be less than the Minimum Rent specified in Section 1.7 or elsewhere in this Lease.

(b) Landlord and Tenant agree that Tenant's payment of the adjusted Minimum Rent and the consideration set forth in Sections 12.6(a) and 12.6(b) shall result from the occurrence of a permitted Occupancy Transaction, which is a condition subsequent to the execution of this Lease, and that said payment shall not be a condition precedent to Landlord's agreement to consent to said Occupancy Transaction.

12.7 Nullity/No Merger. Any purported Occupancy Transaction consummated in violation of the provisions of this Section 12 shall be null and void and of no force or effect. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or shall operate as an assignment to Landlord of such subleases or subtenancies.

12.8 No Release of Liability. In no event shall any form of Occupancy Transaction hereunder (whether or not Landlord's consent is required, given or withheld for such Occupancy Transaction) relieve Tenant or any guarantor of any liability under this Lease during the Term or any extension or renewal thereof. A default by any Transferee shall be deemed to be a default of this Lease by Tenant.

SECTION 13 - DAMAGE OR DESTRUCTION

13.1 Insured Casualty. If the Premises or the building containing the same be destroyed or damaged by fire or other casualty covered by Landlord's "Special Form (All Risk) Coverage" insurance to such an extent that they cannot be repaired and restored within one hundred twenty (120) days as estimated by Landlord's contractor, Landlord shall have the option to terminate this Lease; otherwise Landlord shall forthwith and with due diligence, repair and restore said building and Premises to substantially their condition immediately prior to such damage or destruction (but excluding Tenant's Work and other Tenant alterations and additions), subject however to the availability to Landlord of insurance proceeds therefor from Landlord's insurer and/or Landlord's mortgagee or trust deed holder, as the case may be.

13.2 Damage Near End of Term. If the damage or destruction referred to in Section 13.1 amounts to at least 25% of the Premises and occurs during the last eighteen (18) months of the Term, then Landlord shall have the option, at its sole election, to terminate this Lease effective as of the date of such damage or destruction, and any unearned rents paid in advance shall be refunded. Such election must be made and notice thereof given to Tenant within sixty (60) days from the date of such damage or destruction. If this Lease shall not be terminated as provided in this Section 13.2, the building and Premises shall be repaired and restored pursuant to the requirements of Section 13.1.

13.3 Damage to Shopping Center. If 33% or more of the total area of all the buildings in the Shopping Center shall be damaged or destroyed by fire or other casualty, Landlord shall have the option, notwithstanding anything to the contrary contained elsewhere in this Lease, at Landlord's election, to terminate this Lease by notice to Tenant at any time after ninety (90) days from the date of such damage or destruction.

13.4 Right of Entry/Construction Obligations. In the event Landlord is either obligated or elects to repair and restore the building and Premises under any of the provisions of this Section 13, which repair and restoration shall be made only to the requirements of Section 13.1, Landlord shall have the immediate right to enter the Premises for such purposes. During the period of such repair and restoration, Tenant's Minimum Rent shall be abated proportionately to the extent that the Premises are rendered untenantable and Tenant is unable to operate its business therein. Failure of Tenant to permit such entry, in addition to being a default hereunder, shall delay the abatement of Minimum Rent hereunder, if any, for a period of time equal to the extent of any such delay. Notwithstanding the cause of the damage or destruction (and event if Landlord is at fault), Tenant shall be responsible for the repair and restoration of all items specified as Tenant's Work in Exhibit "C", as well as Tenant's leasehold improvements, trade fixtures and other property in the Premises.

Lease - Page 13

Tenant: ______ Guarantor: ______ Guarantor: ______ Landlord: ______

Palo Verde Shopping Center – LBC Bioscience, Inc. (tenant)

13.5 Uninsured Casualty. In the event that the Premises are partially or totally destroyed as a result of any casualty or peril not covered by insurance required to be carried by Landlord hereunder, Landlord may within a period of one hundred - twenty (120) days after the occurrence of such destruction (a) commence reconstruction and restoration of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect, or (b) notify Tenant in writing that it elects not to so reconstruct or restore the Premises, in which event this Lease shall cease and terminate as of the date of service of such notice, unless Tenant is unable to continue the operation of its business after the occurrence of such destruction, in which event this Lease shall cease and terminate as of the date of such destruction . 13.6 Mutual Release/No Statutory Termination. Upon any termination of this Lease under any of the provisions of this Section 13.6 , each party shall be released thereby without further obligations to the other party coincident with the surrender of possession of the Premises to Landlord, except for items which have theretofore accrued and are then unpaid and for rights of indemnification for acts or omissions occurring prior to such termination and surrender . Tenant hereby waives any statutory rights of termination and other statutory remedies which may arise by reason of any partial or total destruction of the Premises, and further waives any rights it may have to construe any damage to the Premises as a constructive eviction . SECTION 14 - DEFAULTS; REMEDIES 14.1 Tenant Default. The occurrence of any of the following shall constitute a default and material breach of this Lease by Tenant: (a) Any failure by Tenant to pay any rent or any other sum required to be paid under this Lease, or any part thereof, where such failure continues for three (3) days after written notice thereof from Landlord to Tenant; or (b) Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for ten (10) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a ten (10) day period, Tenant shall not be deemed to be in default if it shall commence such cure within such period and thereafter rectify and cure said default with due diligence within thirty (30) days after such written notice thereof from Landlord to Tenant; or (c) Abandonment or vacation of the Premises by Tenant (As used in this Lease with respect to the Premises, the terms "vacate" and "abandon" shall be deemed to include, without limiting the broadest meaning of those terms, the failure of Tenant to be open to the public for business in the Premises for a period of ten (10) consecutive days that the Shopping Center shall be open for business to the public unless such failure is excused or permitted under the express terms of this Lease) ; or (d) Tenant or any guarantor of Tenant's obligations under this Lease makes an assignment for the benefit of creditors, files a petition in bankruptcy, takes the benefit of any insolvency act, is dissolved, or adjudicated as bankrupt, or an involuntary petition in bankruptcy is filed by any party against Tenant or any guarantor, a receiver is appointed for Tenant's business or its assets, or Tenant's assets are otherwise seized by process of law . (e) A default by any guarantor under the terms of the Guaranty of Lease, if any. If within any twelve (12) month period during the Term hereof, Tenant shall have failed to perform or been in default under the same Section more than two (2) times and Landlord because of such failures or defaults shall have served upon Tenant within said twelve (12) month period two (2) or more notices of any such failure or default, then any third or subsequent default under said Section within said twelve (12) month period shall be deemed a non - curable default and Landlord, in addition to all other rights and remedies it may have hereunder, shall be entitled to immediate possession of the Premises . 14.2 Remedies. In the event of a default and material breach by Tenant as provided in Section 14. 1 above, Landlord, in addition to any and all other rights and remedies available to it whether hereunder or at law or in equity, at any time thereafter and its sole discretion, without further notice or demand of any kind to Tenant or any other person, may do any one or more of the following: (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord . In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, brokerage fees or commissions, the worth of the past amounts of rent and Other Charges which is due and unpaid, as well as the worth of the amount by which the rent and Other Charges called for herein for the balance of the Term exceeds the worth of the amount which Tenant proves Landlord will receive by making reasonable efforts to avoid loss because of Tenant's default, that portion of any leasing commission paid by Landlord and applicable to the unexpired Term of this Lease, and if Landlord has furnished Tenant with a sum of money, rent abatement, tenant improvement allowance or any other allowance or concession, or with an item or items of value as and for an incentive or allowance for Tenant to enter into this Lease ("Inducement Consideration"), an amount equal to the product obtained by multiplying the number of months remaining under the Term of the Lease times the quotient obtained after dividing the aggregate amount of the Inducement Consideration by the number of months under the original Term . Unpaid installments of rent and Other Charges due hereunder shall bear interest from the date due at the rate of eighteen percent ( 18% ) per annum or maximum rate permitted by applicable law, whichever is less . The payment of interest is in addition to and shall not diminish or substitute for any or all of Landlord's rights or remedies under any other provision of this Lease ; or (b) Without terminating this Lease, Landlord shall have the immediate right to reenter the Premises and to remove all persons and property therefrom, to make such alterations and repairs as may be necessary in order to relet the leased Premises, or any portion thereof, for such term or terms (which may be for a term extending beyond the Term of this Lease), at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable . Upon each such reletting, all rentals received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rental due hereunder from Tenant to Landlord ; second, to the payment of any costs and expenses of such reletting, including brokerage fees or commissions and attorneys' fees and costs of such alterations and repairs ; third, to the payment of rental due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rental as the same may become due and payable hereunder . If such rental received from such reletting during any month is less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord . Such deficiency shall be calculated and paid monthly . Notwithstanding any reentry and reletting without terminating this Lease by Landlord pursuant to this Section 14 . 2 (b} . Landlord may, at any time thereafter, elect to terminate this Lease pursuant to Section 14 . 2 (a} above by delivering a written notice to that effect to Tenant and, thereupon, Landlord shall have all rights and remedies as set forth in Section 14 . 2 (a} ; or (c) Pursue any other remedy now or hereafter available to Landlord under applicable law or in equity. Lease - Page, Tenant: k Guarantor: Guaranto Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant) Landlor { \ .....

The various rights and remedies herein granted to Landlord shall be cumulative and in addition to any others Landlord may be entitled to by law, and the exercise of one or more rights or remedies shall not impair Landlord's right to exercise any other right or remedy . In the event Landlord shall re - enter and take possession of the Premises upon a default hereunder, Landlord shall not be deemed to have terminated this Lease pursuant to Section 14 . 2 (a) . unless Landlord shall give Tenant a written notice of termination . For purposes of calculating any amounts due from Tenant to Landlord upon any default hereunder by Tenant, the percentage rent (if applicable), that Tenant would have paid to Landlord during the remainder of the Term of this Lease shall be estimated based upon the amount of percentage rent paid by Tenant during the most recently concluded annual percentage rent accounting period . Tenant expressly waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the terms, covenants or conditions of this Lease . 14.3 Landlord's Lien/Security Interest . Tenant agrees that Landlord shall have a landlord's lien, and additionally hereby separately grants to Landlord a first and prior security interest, in, on and against all personal property of Tenant from time to time situated on the Premises, which lien and security interest shall secure the payment of all rental and additional charges payable by Tenant to Landlord under the terms hereof . Tenant further agrees to execute and deliver to Landlord from time to time such financing statements and other documents as Landlord may then deem appropriate or necessary to perfect and maintain said lien and security interest, and expressly acknowledges and agrees that, in addition to all other rights and remedies Landlord may have hereunder or at law or in equity, in the event of any default of Tenant hereunder, Landlord shall have any and all rights and remedies granted a secured party under the Uniform Commercial Code then in effect in the State in which the Shopping Center is located . If Tenant shall fail for any reason, within ten (10) days after Landlord's request therefor, to execute any such financing statement or document Landlord shall have the right to execute the same as attorney - in - fact of Tenant, coupled with an interest, for, and on behalf, and in the name of Tenant . 14.4 No Waiver. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained . The subsequent acceptance of rent or other sum hereunder by Landlord shall not be deemed to be a waiver of any preceding breach of Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent or other sum so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent or other sum . No endorsement or statement on any check or any letter accompanying any check or payment of a lesser amount of any rent or other sum hereunder shall be deemed an accord and satisfaction, and Landlord's acceptance of such check or lesser amount shall be on account only and without prejudice to Landlord's right to recover the balance of such rent or other sum, none of Landlord's rights and remedies being affected thereby . No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing by Landlord . 14.5 Landlord Default. If Landlord fails to perform or observe any of the terms, covenants or conditions contained in this Lease on Landlord's part to be performed or observed within thirty (30) days after written notice of default from Tenant or, when more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to commence to cure such default within thirty (30) days after written notice thereof from Tenant, and thereafter diligently pursue such cure to completion, said failure shall constitute a default by Landlord under this Lease . If the Premises or any part thereof, or any interest of Landlord in this Lease or the rent due hereunder, are at any time subject to any mortgage and if Tenant is given notice of the name and address of the mortgagee, then prior to exercising its remedies under this Lease, Tenant shall give written notice of any Landlord's default to such mortgagee, concurrently with providing notice to Landlord, specifying the default in reasonable detail, and affording such mortgagee the right to perform on behalf of Landlord within thirty (30) days after written notice of Landlord's default from Tenant or, when more than thirty (30) days shall be required because of the nature of the default, within such longer period as shall be reasonable under the circumstances after written notice of Landlord's default from Tenant . If such mortgagee does perform on behalf of Landlord, such default shall be deemed cured and Tenant shall have no further remedies with respect thereto . Tenant hereby waives the right to terminate this Lease for Landlord's defaults, Tenant's remedies being limited to the right to seek damages or specific performance . In the event Tenant makes any claim or asserts any cause of action against Landlord : (a) Tenant's sole and exclusive remedy shall be against the current rents Landlord receives from Landlord's operation of the Shopping Center, net of all current operating expenses, liabilities, reserves and debt service associated with said operation ("Net Income" for purposes of this Section only), and subject to the rights of Landlord's mortgagees ; (b) no real, personal or mixed property of Landlord shall be subject to levy on any judgment obtained against Landlord, (c) if such Net Income is insufficient to satisfy any judgment, Tenant will not institute any further action, suit, claim or demand, in law or in equity, against Landlord for or on the account of such deficiency, and (d) Tenant shall have no right to perform or cure any such alleged defaults of Landlord at Landlord's expense . The limitations set forth in this Section shall be enforceable by Landlord and/or by any member, partner, trustee, officer, employee, agent or property manager of Landlord . SECTION 15 - QUIET POSSESSION Landlord agrees that Tenant, upon paying the rent and performing the covenants and conditions of this Lease, shall quietly have, hold and enjoy the Premises during the Term and any extension thereof, subject to the provisions of this Lease and to all mortgages, deeds of trust, ground or underlying leases, zoning laws, restrictive covenants, easements, rights - of - ways, agreements and encumbrances to which this Lease is or may become subordinate . SECTION 16 - ATTORNEYS' FEES In the event that either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to pay to the successful party all attorneys' fees and costs incurred therein by the successful party . Likewise, Landlord shall be entitled to all reasonable attorneys' fees incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced . SECTION 17 - EMINENT DOMAIN 17.1 Termination of Lease. (a) Entire Taking: In the event the entire Premises shall be taken under the power of eminent domain, or sold under the threat of the exercise of the power of eminent domain (a "Taking"), then this Lease shall automatically terminate as of the Dale of Taking . All rent and Other Charges shall be paid through the Date of Taking . As used in Section 17 , "Date of Taking" shall mean the date on which Tenant is required by the condemning agency to vacate the Premises . (b) Partial Taking of Premises: In the event a portion of the Premises shall be taken (also a "Taking") and the use thereof is materially impaired thereby, then either Landlord or Tenant shall have the right to terminate this Lease as of the Date of Taking upon giving the other writlen notice of such election not later than thirty (30) days from the Date of Taking . All rent and Other Charges shall be paid through the Date of Taking . If the use of the Premise,yil ; not materially impaired by the Taking, or if materially Tenant Guarantor: uarantor Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant) Landlord ,., r impaired but neither party terminates this Lease, then in either such event this Lease shall continue in full force and effect with respect to the remainder of the Premises except that, as of the Date of Taking, Minimum Rent shall be reduced by an amount which is equal to the proportion thereof that the area taken bears to the entire area of the Premises before the Taking, and Landlord shall, at its cost and expense, as soon as reasonably possible restore the Premises on the land remaining to a complete unit of like quality and character as existed prior to such Taking, subject however to the availability to Landlord of condemnation proceeds from the condemning authority and/or Landlord's mortgagee or trust deed holder, as the case may be . Tenant hereby waives any statutory rights of termination which may arise by reason of any partial Taking of the Premises . (c) Taking of Shopping Center: In the event an essential access to the Shopping Center or more than twenty - five (25%) percent of the ground area of the Shopping Center is taken (also a "Taking"), then Landlord shall have the right to terminate this Lease as of the Date of Taking of such portion upon giving Tenant written notice of such election not later than thirty (30) days from the Date of Taking. All rent and Other Charges shall be paid through the Date of Taking. 17.2 Eminent Domain Awards. Any award or payment for the Taking of all or any part of the Premises or the Shopping Center shall be the property of Landlord, whether such award or payment shall be made as a compensation for the diminution and value of any leasehold interest and/or for the Taking of the fee, and/or for severance damages. In no event shall Tenant be entitled to receive any portion of any payment or award made by a condemning authority with respect to the condemnation of the Premises or the Shopping Center, and Tenant hereby waives any and all such claims to such awards or payments ; provided, however, Tenant shall be entitled to any compensation for Tenant's relocation expense and loss of business goodwill so long as such award does decrease the award provided to Landlord . 17.3 Personal Property of Tenant. Provided Tenant is not in default atlhe time of the Taking of the Premises and provided that Tenant's claim does not reduce the amount of any award or payment made to Landlord under Section 17.2 , nothing in this Lease shall prevent Tenant from making a claim against the condemning authority for Tenant's personal property taken or damaged by the condemning authority. SECTION 18 - MORTGAGE AND ATTORNMENT This Lease and all of Tenant's rights hereunder are and shall be subject and subordinate to the lien of all (i) present and future mortgages, deeds of trust, or other encumbrances ("encumbrances") of the Premises or Shopping Center ; (ii) all present and future ground or underlying leases ("underlying leases") of the Premises or Shopping Center now or hereafter in force against the Premises or Shopping Center ; and (iii) all renewals, extensions, modifications, consolidations, and replacements of the items described in foregoing subparts (i) - (ii) . This subordination is self - operative, and no further instrument of subordination shall be required to make it effective . Although the subordination is self - operative and does not require an instrument of subordination in order to be effective, Landlord, and any encumbrance holder or lessor, may request confirmation of subordination, and Tenant shall, within ten (10) days after such request, execute any further instruments or assurances in recordable form as may be reasonably requested to evidence or confirm the subordination of this Lease to any such encumbrances or underlying leases . If the encumbrance holder or lessor should at any time require that Tenant's rights under this Lease be senior and superior to the lien of such encumbrance or underlying lease, Tenant agrees that such encumbrance holder or lessor may, without the requirement of signature or further consent of Tenant, (i) elect, by written notice to Tenant, that this Lease shall be senior to and have priority over that encumbrance or underlying lease whether this Lease is dated before or after the date of the encumbrance or underlying Lease, and (ii) execute and place of record an instrument subordinating the lien of such encumbrance or underlying lease to the rights of Tenant hereunder, provided that Tenant shall be furnished a copy of such instrument, together with the pertinent recording information . Although the signature or further act of Tenant is not necessary, Landlord, and any encumbrance holder or lessor, may request confirmation that Tenant's rights under this Lease be senior and superior to the lien of such encumbrance or underlying lease, and Tenant shall, within ten (10) days after such request, execute any further instruments or assurances in recordable form as may be reasonably requested to evidence such fact . Upon the request and at the sole election of the transferee, Tenant covenants and agrees that it shall attorn to the transferee of Landlord's interest in the Premises or Shopping by foreclosure, deed in lieu of foreclosure, exercise of any remedy provided in any encumbrance or underlying lease, or operation of law, and to recognize the transferee as the lessor under this Lease . The transferee (a) shall not be liable for any act or omission of the prior Landlord ; (b) shall not be liable for payments of any kind owing from the prior Landlord lo Tenant under this Lease or otherwise ; (c) shall not be subject to any offsets, counterclaims, or defenses which Tenant may have against the prior Landlord ; (d) shall not be bound by any agreement purporting to cancel, surrender, amend or modify this Lease, without the express written consent of such Mortgagee ; (e) shall not be required lo rebuild, repair or restore any damage to the Premises or any portion thereof caused by the occurrence of a casualty or condemnation for which there are insufficient casualty or condemnation proceeds to pay the cost of such rebuilding, repair or restoration ; or (f) shall not be liable or responsible to Tenant for any environmental obligations, liabilities or indemnities . Tenant shall within ten (10) days following a request by Landlord or any transferee, execute an attornment agreement confirming the agreements set forth in the immediately preceding sentence, in form and substance reasonably acceptable to Landlord or any transferee . Tenant agrees to give written notice of any default by Landlord to the holder of any prior encumbrance or underlying lease . Tenant agrees that, before it exercises any rights or remedies under the Lease, the encumbrance holder or lessor shall have the right, but not the obligation, to cure the default within the same time, if any, given to Landlord to cure the default, plus an additional thirty (30) days . Tenant agrees that this cure period shall be extended by the lime necessary for the lienholder to begin foreclosure proceedings and to obtain possession of the Premises or Shopping Center, as applicable . Tenant hereby waives the provisions of any statute or rule of law, now or hereafter in effect, that may give or purport to give Tenant any right lo terminate or otherwise adversely affect Landlord's interest in this Lease or reduce or limit the obligations of Tenant thereunder in the event of the prosecution or completion of any foreclosure proceeding . SECTION 19 - SURRENDER OF PREMISES Tenant shall, upon expiration or termination of the Term, surrender the Premises in good condition and repair, reasonable wear and tear excepted . Tenant shall promptly surrender all keys for the Premises at the place then fixed for payment of rent and shall infom 1 Landlord of combinations on any locks and safes on the Premises . At the expiration or earlier tem 1 ination of the Term, Tenant shall execute, acknowledge and deliver to Landlord, within five (5) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by a reputable title company to remove the cloud of this Lease from the real property upon which the Premises are situated . SECTION 20 - HOLDING OVER Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease . If Tenant shall hold over after the expiration of the original Term, or any applicable extension or renewal thereof, with the written consent of Landlord, then Tenant shall become a tenant on a month - to - month basis upon all the terms, covenants and conditions herein specified, including payment of percentage rent (if applicable), but excluding of any extension or renewal options . During any hold over period, with or without the consent of Landlord, the Minimum Rent payable on account thereof shall be equal to one hundred fifty percent ( 150% ) of the Minimum Rent in effect upon the date of expiJ ; alipn of the original Term or, as the case may be, of any Tenant: uarantor: --- / /3uaranto Palo Verde Shopping Center - LBC Bioscience, lnc. (tenant)

applicable extension or renewal thereof in effect immediately prior to such hold over period. Nothing contained herein shall be construed as consent by Landlord to any holding over by Tenant. SECTION 21 - REIMBURSEMENT All covenants and tenms herein contained to be perfonmed by Tenant shall be performed by it at its expense, and if Landlord shall pay any sum of money or do any act which required the payment of money by reason of the failure of Tenant to perfonm such covenant or term, the sum or sums of money so paid shall be considered as additional rent, subject to late payment charges, and shall be payable by Tenant on the first of the month next succeeding such payment, together with interest at the rate of eighteen percent ( 18% ) per annum ; or the maximum rate penmitted by applicable law, whichever is less . The payment of interest is in addition to and shall not diminish or substitute for any or all of Landlord's rights or remedies under any other provision of this Lease . SECTION 22 - CONSENTS BY LANDLORD Whenever under this Lease provision is made for Tenant to secure the consent or approval by Landlord, unless otherwise expressly provided to the contrary in connection with such provision, such consent or approval shall be in writing and shall not be unreasonably withheld . SECTION 23 - NOTICES Any notice, demand, request, consent, covenant, approval or other communication to be given by one party to the other must be in writing and (except for statements and invoices to be given in the ordinary course hereunder, which may be sent by regular U . S . Mail) (a) delivered personally ; (b) mailed by certified United States mail, postage prepaid, return receipt requested (except for statements and invoices to be given in the ordinary course hereunder, which may be sent by regular U . S . Mail} ; (c) sent by nationally recognized overnight courier ; or (d) sent by email and confinmed by one of the other methods set forth herein . The effective date of notice shall be (i) for any notice delivered in person, the date of delivery ; (ii) for any notice by U . S . mail, three (3) days after the date of certification thereof ; (iii) for any notice by overnight courier, the nex) business day after deposit with the courier ; and (iv) for any notice by email, the date of delivery, if received before 5 : 00 p . m . at the location delivered, or the next day if after 5 : 00 p . m . All notices shall be delivered or addressed to the parties at their respective addresses as set forth in Section 1 . 14 , with respect to Tenant prior to the Rent Commencement Date (from and after Tenant's possession of the Premises, notice to Tenant shall be given at the Premises) and Section 1 . 15 , with respect to Landlord . Either party may change the address at which it desires to receive notice upon giving notice of such request to the other party in the manner provided herein ; provided, however, no address may be a P . O . Box . Landlord and Tenant, and their respective counsel, hereby agree that notice may be given hereunder by the parties' respective counsel, and that if any communication is to be given hereunder by Landlord's or Tenant's counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing provisions . SECTION 24 - SALE OF PREMISES BY LANDLORD OR RE - LEASING In the event of any sale or exchange of the Premises by Landlord and assignment by Landlord of this Lease (including the transfer of the unused Security Deposit to the grantee or assignee), Landlord shall be and is hereby entirely relieved of all liability under all of its covenants and obligations contained in or derived from this Lease (including any liability whatsoever for the Security Deposit) and Tenant shall attom to Landlord's grantee or assignee . Landlord and its authorized agents and representatives shall be entitled, at any time (i) during the Tenm, to enter the Premises at all reasonable times for the purpose of exhibiting the same to prospective purchasers and shall be entitled to display on the Premises "For Sale" signs, and such signs shall remain unmolested on the Premises ; and, (ii) during the final six (6) months of the Term and any extension or renewal of the Tenm hereof, to exhibit the Premises for hire and shall be entitled to display on the Premises "For Lease" signs, and such signs shall remain unmolested on the Premises . SECTION 25 - SECURITY DEPOSIT A security deposit shall be paid by Tenant to Landlord upon execution of this Lease . Said deposit shall be held by Landlord without liability for interest as security for the faithful performance by Tenant of all the terms of this Lease . Tenant expressly acknowledges and agrees that said security deposit may be held by Landlord beyond the expiration or earlier tenmination of the Tenm until all rent and other sums due or to become due hereunder have been fully paid by Tenant, including without limitation the pro rating, billing and payment of all year - end adjustments made or to be made under this Lease . In the event of bankruptcy or other debtor creditor proceedings by or against Tenant, the security deposit shall be deemed to be applied first to the payment of rent and Other Charges due Landlord for the earliest period prior to filing of such proceedings . Landlord shall have the right to commingle said security deposit with its other funds . If any of the rent or any other sum payable by Tenant should be overdue and unpaid or if Landlord shall make payments on behalf of Tenant, or if Tenant should fail to perform any of the tenms of this Lease, then Landlord may, at its option and without prejudice to any other right or remedy appropriate, apply said deposit or so much thereof as may be necessary to compensate Landlord toward the payment of rent or Other Charges, expenses, fees (including, without limitation, attorneys' fees), loss or damage sustained by Landlord due to such breach on the part of Tenant ; and Tenant shall upon demand restore said security to the original sum deposited . Subject to all other provisions of this Section 25 , provided Tenant complies with all of the terms of this Lease, said deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant's interest in this Lease at the expiration of the Tenm . SECTION 26 - RELOCATION Landlord shall have the right to relocate Tenant's operation to other premises (the "New Premises") in another part of the Shopping Center in accordance with the following : The New Premises shall be substantially the same in size and configuration as the Premises described in this Lease . The tenm "substantially the same in size" as used in the preceding sentence shall be deemed to mean that the Floor Area of the New Premises shall not be increased or decreased by more than ten percent ( 10% ) . Landlord shall deliver the New Premises to Tenant in a state substantially similar to the state then existing at the Premises described in this Lease, exclusive of trade fixtures and equipment, furnishings, decorations and other items of personal property . The reasonable cost of moving Tenant's trade fixtures and equipment, inventory and items of personal property into the New Premises shall be borne by Landlord . Landlord shall give Tenant at least sixty (60) days' notice of Landlord's intention to relocate Tenant's operation to the New Premises . The physical move shall take place during nonbusiness hours if reasonably possible or during such other period as shall be mutually agreed upon by Landlord and Tenant . Minimum Rent shall abate for any period during which Tenant's operation shall be closed to the public as a result of the relocation . Landlord shall not have the right to relocate Tenant's operation more than twice during the Lease Tenm . If the New Premises are smaller or larger than the Premises described in this Lease, Minimum Rent shall be adjusted (subject to increases therein as may otherwise be provided under the Lease, which increases shall be similarly adjusted) to a sum computed by multiplying the Minimum Rent by a fraction, the numerator of which shall be the total number of square feet of Floor Area in the New Premises and the denominator of which shall be the total number of square feet of Floor Area in the Premises described in this Lease . Tenant: Guaranto r: Guarantor:it Palo Verde Shopping Center - LBC Bioscience, lnc. (tenant) Landlord: 'ff / I

All Other Charges based upon Floor Area shall likewise be adjusted proportionately. The parties shall immediately execute an amendment to this Lease staling the relocation of Tenant to the New Premises and the modifications hereinabove required. SECTION 27 - LIABILITY OF LANDLORD Tenant, subject to any additional limitations contained elsewhere in this Lease, shall look solely to Landlord's interest in the Premises and the Shopping Center of which the Premises are a part for the satisfaction of any judgment or decree requiring the payment of money by Landlord based upon any default under this Lease or upon any act or omission of any partner, member, shareholder or director of Landlord (including also any of the respective successors of any of the foregoing), as the case may be, arising out of this Lease or relating in any way thereto or to the Shopping Center, and no other property or assets of Landlord or of said partners, members, shareholders or directors of Landlord (including also any of the respective successors of any of the foregoing), as the case may be, shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree . Notwithstanding anything to the contrary contained in this Lease, Landlord shall in no event be liable to Tenant for any indirect or consequential damages, or for loss of business, revenue, income or profits and Tenant hereby waives any and all claims for any such damages and agrees to cover such losses by obtaining such insurance as Tenant deems appropriate to cover such losses . SECTION 28 - GRANT OF EASEMENTS Tenant hereby consents to any and all conveyances or grants of easements upon the Premises and Common Areas which Landlord reasonably determines to be necessary in order to adequately provide utilities to, or ingress and egress to or from, premises within the Shopping Center. SECTION 29 - PARTIAL INVALIDITY If any provision of this Lease is detenmined to be void by any court of competent jurisdiction, such determination shall not affect any other provision of this Lease and such other provision shall remain in full force and effect . If any provision of this Lease is capable of two constructions, one of which would render the provision void and one of which would render the provision valid, the provision shall be interpreted in the manner which would render it valid . Tenant's obligation to pay rent and Other Charges under this Lease shall be independent of all other obligations and covenants of Landlord under this Lease . SECTION 30 • ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS 30.1 Tenant agrees to deliver to Landlord, from time to time, within ten (10) days after request therefore, a certificate stating that this Lease is in full force and effect and that Landlord is not in default hereunder (or specifying any defaults by Landlord which Tenant may wish to allege), certifying the Rent Commencement Date and tenmination dale oflhe Tenm of this Lease, setting forth the amount of prepaid rent and security deposits made hereunder and providing any further information about this Lease or the Premises which Landlord may reasonably request . Tenant understands that prospective or then existing lenders, purchasers, lessors or transferees of the Shopping Center will rely on such certificates and that Tenant's obligation to deliver such certificates within ten (10) days as aforesaid is a material obligation of Tenant hereunder . In the event Tenant shall fail to timely deliver such certificates or instruments pursuant to this Section 30 , Landlord shall have the right to execute the same on behalf of Tenant as Tenant's authorized agent and/or attorney - in - fact . 30.2 Tenant agrees to deliver to Landlord (and to Landlord's managing agent, any prospective or then existing lenders, lessors, purchasers or transferees of the Shopping Center, as well as to any parent, subsidiary, affiliate or partner of any of the foregoing), from time to lime, within ten (10) days after request therefore, (and to Landlord's managing agent, any prospective or then existing lender, purchaser or transferee of Landlord's interest in the Shopping Center, as well as to any parent, subsidiary, affiliate or partner of any of the foregoing) the then most current financial statement(s) of Tenant and of any guarantor of this Lease prepared in accordance with generally accepted accounting principles, consistently applied and accurately reflecting the then existing financial condition of Tenant and such guarantor (if any), together with such additional financial information as may be reasonably requested by Landlord . SECTION 31 - NO DEDICATION In order to establish that the Shopping Center, and any portion thereof, is and will continue to remain private property, Landlord shall have unrestricted right in Landlord's sole discretion, with respect to the entire Shopping Center and/or any portion thereof owned or controlled by Landlord, to close the same to the general public for one (1) day in each calendar year, and in connection therewith, to seal off all entrances to the Shopping Center, or any portion thereof . SECTION 32 - LATE PAYMENT CHARGE Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain . Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the tenms of any mortgage or deed of trust covering the Premises . Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when said amount is due, then for each month such amount is due and unpaid Tenant shall pay to Landlord, in addition to interest that may otherwise be due under the tenms of this Lease, a late charge equal to the greater of (a) ten percent ( 10% ) of the amount then due and unpaid or (b) Four Hundred Dollars ( $ 400 . 00 ) and, in addition to said greater amount, any and all attorneys' fees and costs incurred by Landlord by reason of Tenant's failure to pay rent and/or Other Charges when due hereunder . The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant . Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder . Tenant hereby agrees that if Tenant is subject to late charges for two consecutive months, Minimum Rent for the following twelve (12) months shall automatically be adjusted to be payable quarterly, in advance, commencing upon the first day of the month following such consecutive late month and continuing for the next twelve (12) months on a quarterly basis in advance . The payment of late charges are in addition to and shall not diminish or substitute for any or all of Landlord's rights or remedies under any other provision of this Lease . SECTION 33 - MISCELLANEOUS PROVISIONS 33.1 Warranty of Authority. If Tenant is other than a natural person, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: they are duly authorized to execute this Lease on behalf of Tenant; Tenant is duly qualified in all respects; all steps have been taken prior to the dale hereof to qualify Tenant to do business in the State in which the Shopping Center Lease - Pa.a Tenant: - - ? - - Guarantor: uarantor: iL Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant)

is located; all franchise and other taxes have been paid to date; and all forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due. 33.2 Joint and Several Liability. If more than one person, corporation or other entity is named as Tenant in this Lease and executes the same as such, then and in such event, the word "Tenant" wherever used in this Lease is intended to refer to all such persons, corporations or other entities, and the liability of such persons, corporations or other entities for compliance with and performance of all the terms, covenants and provisions of this Lease shall be joint and several . If Tenant shall be a partnership, the liability of each and every partner thereof for compliance with and performance of all the terms, covenants and provisions of this Lease shall be joint and several, and no withdrawing partner shall be relieved of any liability hereunder as the result of any such withdrawal . If Tenant is composed in whole or in part of a husband and wife, the separate property and estate of each spouse as well as the total of their combined property and estates (regardless of however such property or estates may be designated, whether community, marital or otherwise) to which either may have any claim or interest whatsoever based upon their marital status shall be liable hereunder . 33.3 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease . This Lease is and shall be considered to be the only lease agreement between the parties relative to the Premises hereto and their respective representatives and agents as of the date hereof . All negotiations and oral agreements acceptable to both parties have been merged into and are included herein, and no modification of this Lease shall be effective unless the same shall be in writing and be signed by the parties hereto or, as the case may be, their respective successors or assigns . There are no other representations or warranties between the parties, either express or implied, and all reliance with respect to representations is solely upon the representations and agreements contained in this document . 33.4 Intent - Triple Net Lease. Anything to the contrary notwithstanding contained herein or otherwise, this Lease shall be deemed to be construed as a triple net lease and any and all expenses and obligations in connection with the Shopping Center and the operation thereof not included in Tenant's rent or other Charges hereunder, except where the same are expressly the obligation of Landlord, also will be the obligation of the tenants and each tenant will be liable and obligated for its proportionate share calculated and charged in the manner set forth in Section 3 _ ;: i : nd 4 . 33.5 Right to Lease . Except as otherwise specifically provided in this Lease, Landlord reserves the absolute right to effect such other tenancies in the Shopping Center as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Shopping Center . Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall during the Term occupy any space in the Shopping Center . In the event of a conflict between this Section and any exclusive use right, the provisions of the exclusive use right shall control . 33.6 Governing Law . The laws of the State in which the Shopping Center is located shall govern the validity, construction, performance and enforcement of this Lease. Should either party institute legal action to enforce any obligation contained herein, it is agreed that the venue of such suit or action shall be in the State and County in which the Shopping Center is located, or such other place where Landlord may from time to time properly designate, Tenant expressly consenting to Landlord designating the venue of any such suit or action . Although the printed provisions of this Lease were drawn by Landlord, this Lease shall not be construed either for or against Landlord or Tenant, but shall be interpreted in accordance with the general tenor of its language . LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS COMPLAINT OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING OR HEARING BROUGHT BY EITHER LANDLORD OR TENANT AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT'S USE OR OCCUPANCY OF THE PREMISES, INCLUDING ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE OR ORDINANCE . 33.7 Delayed Performance. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, inability to obtain labor or materials or reasonable substitutes therefor, acts of God, Healthcare Events (defined below), Government Actions (defined below), Healthcare Emergency (defined below), civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse and extend the time for performance of Non - Monetary Obligations (defined below) of such party for the actual number of days (including any partial day(s)) of any such prevention, delay or stoppage, subject to the following : (i) any delay shall be subject to the delayed party giving notice to the other party within five (5) days after the occurrence of the cause of the delay ; (ii) the delayed party shall use commercially reasonable diligence to avoid or minimize the effects of a the covered event and resume performance ; (iii) any delay must be beyond the reasonable control and without fault or negligence of the performing party, and its agents and employees ; (iv) if any causes or events that excuse delayed performance under this this Section occur concurrenfly or overlap, the total period of any excused delay under this Section shall be limited to the number of days that the delayed party's performance is actually delayed as a result of all such causes or events ; (v) upon request of Landlord at any time and from time - to - time during the Term, Landlord and Tenant shall enter into a written agreement (or amendment to this Lease) documenting any such delays, the circumstances leading thereto, and the length of any delays in performance excused pursuant to this Section as a result thereof ; and (vi) the Term shall not be extended as a result of any excused delays in performance pursuant to this Section . The performance of a party's obligations under this Lease that are Monetary Obligations (defined below) shall not be excused or delayed by the provisions of this Section . As used in this Lease, "Monetary Obligations" means the obligations of the parties under this Lease that can be performed by the payment of money ; and "Non - Monetary Obligations" means the obligations of the parties under this Lease that are not Monetary Obligations . 33.8 Healthcare Events. (a) Tenant hereby acknowledges and agrees that it is aware of the specific risks and consequences arising from and related to the COVID - 19 pandemic (the "Existing Healthcare Emer - gency") as it applies or may apply to Tenant's business and this Lease, including all Government Actions associated therewith and all potential damage or injury to person or property resulting therefrom (collectively and respectively, the "Risks") . Tenant hereby specifically assumes the Risks and, to fullest extent allowed by law and/or in equity, hereby : (i) waives any and all rights it has to relief or procedures specified in all Government Actions ; (ii) waives and is hereby estopped both at law and in equity from asserting any rights of a tenant under all Government Actions ; and (iii) waives and releases all other defenses, rights, and entitlements at law, in equity, under this Lease, or pursuant to statute to which Tenant may now or hereafter be entitled against Landlord and to the enforcement of Landlord's rights and remedies under this Lease relating to the Existing Healthcare Emergency, including without limitation any defenses based on frustration of purpose or impossibility of performance . Further, to fullest extent allowed by law and/or in equity, Tenant hereby agrees that under no circumstances shall Landlord have any liability whatsoever arising from or related to the Risks, the Existing Healthcare Emergency, or any other Healthcare Emergency or Healthcare Event, and Tenant hereby waives and releases all defenses, rights, and entitlements at law, in equity, under this Lease, or pursuant to statute to which Tenant may now or hereafter be entitled against Landlord in connection with any and all of the foregoing . Under no circumstances shall the performance of a party's obligations under this Lease that are Monetary Obligations be Tenant: Guarantor: - t --- Guarantor: Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant) - - ·· -

excused or delayed as a result of the Existing Healthcare Emergency or any other Healthcare Emergency or Healthcare Event . The excused delay of performance of Tenant's Non - Monetary Obligations in accordance with Section 33 . 7 is the sole and exclusive remedy of Tenant against Landlord in connection with the Existing Healthcare Emergency and any and all other Healthcare Events and Healthcare Emergencies . (b) Without limiting the rights of Landlord otherwise set forth in this Lease, in connection with any Healthcare Event or Healthcare Emergency, Landlord, in Landlord's sole but commercially reasonable discretion, shall have the right (but not the obligation), to impose reasonable requirements on Tenant and other tenants of the Shopping Center, their employees and invitees, for the purpose of reducing the presence of bacteria, viruses, contagions and diseases in the Shopping Center, provided, however that in no event shall Landlord's enactment or enforcement of such requirements (or failure to do the same) impose any duty or liability on Landlord or imply any warranty made by Landlord in connection therewith . If Landlord suspends or modifies a service that Landlord is otherwise obligated to provide to Tenant pursuant to this Lease as a result of any Healthcare Event or Healthcare Emergency, then such suspension or modification shall not be deemed a Landlord default under this Lease and Landlord shall have no liability therefor . (c) As used herein, "Healthcare Event" means one or more Government Actions requiring mandatory action on the part of Landlord, Tenant, and/or the general public at the Shopping Center and/or Premises in response to a Healthcare Emergency ; "Government Actions" means any rules, orders, regulations, or public health advisories promulgated or issued by any national, state, regional, or local governmental or quasi - governmental agency, department, subdivision, or instrumentality thereof having jurisdiction over Landlord, Tenant, and/or the Shopping Center ; and "Healthcare Emergency" means any infectious disease, epidemic, pandemic, or other health related matter . 33.9 Cumulative Rights . The various rights, options, elections, powers and remedies contained in this Lease shall be construed as cumulative and no one of them shall be exclusive of any of the others, or of any other legal or equitable remedy which either party might otherwise have in the event of breach or default in the terms hereof, and the exercise of one right or remedy by such party shall not impair its right to any other right or remedy until all obligations imposed upon the other party have been fully performed. 33.10 this Lease. Time. Time is of the essence with respect to the performance of each of the covenants and agreements contained in 33.11 Tenant's Advertising. Landlord reserves the right to change the name or address of the Shopping Center from time to time and upon notice of a name or address change, Tenant shall thereafter use the new name or address designated by Landlord in all advertising mediums. 33.12 Relationship of Parties . Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, and neither the method of computation of rent nor any other provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of Landlord and Tenant. 33.13 Consent of Landlord and Tenant. In the event of the failure of Landlord or Tenant to give any consent or approval required herein, if it is provided herein that any such consent or approval shall not be unreasonably withheld or delayed, the requesting party shall be entitled to seek specific performance and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible for damages to anyone for such failure to give consent or approval. 33.14 Document Review . In the event Tenant makes any request upon Landlord causing or requiring Landlord to process, review, negotiate and/or prepare (or cause to be processed, reviewed, negotiated and/or prepared) any document or documents in connection with or arising out of or as a result of this Lease, then, except as may be expressly stated elsewhere herein or in connection with Landlord's review of Tenant's initial construction drawings submitted in accordance with the provisions of Exhibit "C" , Tenant agrees to reimburse Landlord or its designee promptly upon demand therefor all of Landlord's third - party costs and expenses (including but not limited to attorneys' fees) in conjunction with each such request . 33.15 Usury . Notwithstanding any provision contained herein to the contrary, if any interest rate specified in this Lease is higher than the rate then permitted by law, such interest rate specified herein shall automatically be adjusted from time to time to the maximum rate permitted by law. 33.16 No Brokerage. Except for the broker set forth in Section 1.15 , Tenant covenants, warrants and represents to Landlord that no conversation or negotiations were had by Tenant with any broker, agent, subagent, salesperson or finder concerning the leasing of the Premises . Tenant agrees to protect, indemnify, save and keep harmless Landlord, against and from all liabilities, claims, losses, costs, damages and expenses, including attorneys' fees, arising out of, resulting from or in connection with a breach of the foregoing covenant, warranty and representation. Landlord hereby expressly agrees to pay all brokerage commissions payable, if any, to such Tenant's broker as a consequence of the lease transaction pursuant to a separate agreement and shall indemnify Tenant therefore. 33.17 Options. If Tenant is granted an Option, as defined below, then the following provisions shall apply: (a) Definition. "Option" shall mean: (i) the right to ex1end the term of or renew this Lease; (ii) the right of first refusal or first offer to lease either the Premises or other property of Landlord; (iii) the right to purchase or the right of first refusal to purchase the Premises or other property of Landlord. (b) Options Personal to Original Tenant. Any Option granted to Tenant in this Lease is personal to the original Tenant, and cannot be assigned or exercised by anyone other than said original Tenant and only while the original Tenant is in full possession of the Premises and, if requested by Landlord, with Tenant certifying that Tenant has no intention of thereafter assigning or subletting . (c) Multiple Options. In the event that Tenant has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised. (d) Effect of Default on Options. Tenant shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of default and continuing until said default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Tenant), (iii) during the time Tenant is in default and material breach beyond applicable cure periods under this Lease, or (iv) in the event that Tenant has been given 3 or more notices of separate default, whether or not the defaults are cured, during the 12 month period immediately preceding the exercise of the Option . The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Section 33 . 7 or Section 33 . 8 , or Tenant's inability to timely exercise an Option because of the provisions of this Section 33 . 17 . An Option shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of the Option, if, after suyl ; l exercise and prior to the commencement of the ex 1 ended Tenant: Guarantor: GuarantoefL Palo Verde Shopping Center - LBC Bioscience, Inc. cfe nt) Landt : _ /""'

term or completion of the purchase, (i) Tenant fails to pay Rent for a period of 10 days after such Rent becomes due (without any necessity of Landlord to give notice thereof), or (ii) if Tenant commits a default and material breach beyond applicable cure periods under this Lease . 33.18 Security Measures. Tenant hereby acknowledges that the rent payable to Landlord hereunder does not include the cost of guard services or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties . While Landlord does not assume any responsibility to provide an security measures or any liability for failure to provide security measures or for any inadequacy thereof, Landlord shall have the authority to institute or continue such security measures as Landlord in its sole discretion deems necessary or appropriate from time to lime, the cost and expenses of which shall be considered Common Area Expenses . To the degree directed by Landlord, Tenant shall coordinate its security measures at the Premises with the security measures instituted by Landlord, if any . 33.19 No Offer. The submission of this document to Tenant for examination does not constitute an offer to lease, or a reservation of or option to lease, and becomes effective only upon full execution and delivery thereof by Landlord and Tenant. Upon execution of this Lease by Tenant, Landlord is hereby granted an irrevocable option for thirty (30) days to execute this Lease within said period and to thereafter return a fully executed copy to Tenant . The return to Landlord of Tenant - executed copies of this Lease shall not be binding upon Landlord, notwithstanding any preparation or anticipatory reliance or expenditures by Tenant or any time interval, until Landlord has in fact executed and actually delivered a fully executed copy of this Lease to Tenant . 33.20 No Recording. Tenant shall not record or file for record (nor cause the same to be recorded or filed for record) this Lease or any copy thereof. Tenant agrees that upon the request of Landlord, Tenant will execute a so - called "short form" lease or "memorandum of lease" in a form reasonably satisfactory to Landlord. 33.21 Confidentiality . Landlord and Tenant agree that the terms of this Lease are confidential and constitute proprietary information of the parties. Tenant acknowledges that disclosure of the terms could adversely affect the ability of Landlord to negotiate with other tenants of the Shopping Center. Each of the parties agrees that they and their respective partners, officers, directors, members, managers, employees, contractors, agents, attorneys, and other representatives will not disclose the terms of this Lease to any other person without the prior written consent of the other party, except by order of a court of competent jurisdiction, provided that Landlord may disclose the terms to any lender having a lien on Landlord's interest in the Shopping Center or to any potential lender or purchaser of Landlord's interest in the Shopping Center, and either party may disclose the terms to their independent accountants who review financial statements or prepare tax returns ; to any prospective transferee of all or any portion of their Lease interests (e . g . , a prospective sublessee, assignee, leasehold mortgagee of Tenant, or a potential investor in Tenant) ; to their attorneys, brokers, agents, and other consultants ; to any governmental entity, agency, or person to whom disclosure is required by applicable law, regulation, or duty of diligent inquiry ; and in connection with any action brought to enforce the terms of this Lease or to seek a judicial determination of the rights or obligations of the parties under this Lease . 33.22 Counterparts: Signatures. This Lease may be executed in any number of duplicate originals, all of which shall be of equal legal force and effect. Additionally, this Lease may be executed in counterparts, but shall become effective only after each party has executed a counterpart hereof ; all said counterparts, when taken together, shall constitute the entire single agreement between the parties . This Lease may be executed by a party's signature transmitted by facsimile ("fax") or email or by a party's electronic signature, and copies of this Lease executed and delivered by means of faxed or emailed copies of signatures or originals of this Lease executed by electronic signature shall have the same force and effect as copies hereof executed and delivered with original wet signatures . All parties hereto may rely upon faxed, emailed or electronic signatures as if such signatures were original signatures . [SIGNATURES FOLLOW ON THE NEXT PAGE] Tenant: - /..JV Guarantor: - f./ Guarantor1..J!: Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant)

IN WITNESS WHEREOF, Landlord and Tenant have duly executed and delivered this Lease as of the day and year first above written.

LANDLORD:

ECG New Palo Verde LLC,
an Arizona limited liability company

By: Ethan Christopher Arizona, LLC,
an Arizona limited liability company,
its manager

By: ______________________
Aric Browne, Authorized Signatory

TENANT:

LBC Bioscience, Inc.,
an Arizona corporation

By: ______________________
Name Printed: Lisa Nelson
Title: President / CEO

Tenant must deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Lease on behalf of the Tenant.

Lease - Page 22

Signature Page
Palo Verde Shopping Center – LBC Bioscience, Inc. (tenant)

EXHIBIT "A" SITE PLAN This Exhibit "A" is a description and diagram of the Premises for information purposes and is intended only as a general description of contemplated (but not represented, covenanted or warranted) improvements of the Shopping Center and the Premises . Specific names, locations, dimensions of spaces or buildings, entrances, or improvements are not intended to be (nor should they be) relied upon as the same are subject to change, modification and deletion by Landlord and/or other parties and are not in any way to be construed as a representation, covenant or warranty as to the opening or continued operation of any store or occupancy named or depicted on this Exhibit "A" . <Q ; - - - " - :0 . t .. i , .... ¥ - jii'l!! \ l' Premises .. "' .. .._ . -- - .. - _:,• S,M'.iUARO DR.IVI_ Tenand...tl Guarantor: U Guarantor:1fj Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant) Landlord: /I , :," · · ·· -

EXHIBIT "B"

PALO VERDE SQUARE SHOPPING CENTER
SIGN CRITERIA

I. INTRODUCTION

The intent of this sign criteria is to establish and maintain a continuity of quality and aesthetics throughout the project for the mutual benefit of all Tenants and to comply with the regulations of the City of Scottsdale.

II. GENERAL REQUIREMENTS

A. Each Tenant (or representative) shall submit two (2) sets of scale drawings of the proposed signage for approval be Landlord indicating the location size, layout, design, color, illumination and method of attachment. An approved copy will be returned.

B. All signs shall be constructed and installed at Tenant's sole expense.

C. All signs shall be reviewed for conformance with these criteria and overall design quality. Approval or disapproval of sign submittals based on aesthetics of design shall remain the sole right of Landlord.

D. Signs installed without written approval of the Landlord may be subject to removal and proper installation as Tenant's expense. Damages may be assessed to cover costs of repairs to sign band or removal of signage resulting from unapproved installations.

E. Tenant and his sign contractor shall repair any damage caused during installation of the signage.

F. Flashing, animated or audible signs are not permitted.

G. No window signs are permitted without the written approval of the Landlord.

H. All signs and their installation must comply with all uniform building and electrical codes. All electrical signs shall bear U.L. labels.

I. No portable signs, posters, banners or flags shall be permitted.

J. Tenant shall be responsible for obtaining all sign permits from the City of Scottsdale prior to installation of signage.

K. All sign companies contracted by Tenant must carry workman's compensation and public liability insurance against suffered or done to any and all persons and/or property while engaged in the construction or erection of signs in the amount of one million and no/100 dollars ($1,000,000.00) per occurrence. Landlord shall be added as an additional insured. Landlord's approval is contingent upon receipt of a proper insurance certificate from Tenant's sign vendor.

L. No illumination is allowed adjacent to residential. Interior signage only.

III. SPECIFIC TENANT RESPONSIBILITIES

A. Each tenant shall, at their own expense, install and maintain their own identification sign in accordance with specifications noted herein. Should Tenant's sign require maintenance or repair, Landlord shall give Tenant thirty (30) day's written notice to perform said maintenance or repair. Should Tenant fail to perform, Landlord shall undertake repairs and Tenant shall reimburse Landlord within ten (10) days from receipt of invoice.

B. Each tenant shall, at their own expense, provide and maintain electrical service to their building.

IV. GENERAL CONSTRUCTION REQUIREMENTS

A. All exterior sign fasteners, bolts, screws and/or clips shall be made of a hot-dipped galvanized steel or aluminum and in case shall black iron materials used.

B. Locations of all openings for conduit and sleeves in building walls shall be indicated by the sign contractor on drawings submitted for approval by the Landlord's architect. The sign contractor shall install the same in accordance with the approved drawings.

C. No labels shall be permitted on the exposed surface of signs, except those required by ordinance.

D. All penetrations through the building facia required for the sign installation shall be neatly sealed in a water tight condition.

V. DESIGN REQUIREMENTS FOR INLINE SHOP TENANTS

A. Identification signs shall be designed as an integral part of the storefronts in a manner complimentary to adjacent and facing storefronts.

B. The Landlord has provided a sign band within the canopy above all storefronts. Each tenant's sign shall be attached to the sign band above their leased frontage. In no case shall the overall length of the signage exceed 75% of the tenants leased frontage. The overall square footage of the sign shall not exceed one (1) square foot of sign area for each lineal foot of leased frontage. Where a tenant has multiple frontages, the maximum

Exhibit "B" - Page 1

Tenant: ______ Guarantor: ______ Guarantor: T.V. Landlord: ______
Palo Verde Shopping Center – LBC Bioscience, Inc. (tenant)

aggregate sign for each shop shall be calculated at one and one half (1-1/2) square foot of sign area for each lineal foot of leased frontage upon which the sign is attached.

C. Tenants will be allowed a maximum letter height of 24" for one (1) line of copy and a maximum overall height of 30" for two (2) lines of copy with a minimum 4"spacing between lines. A maximum logo height of 30' will be allowed.

D. Logos shall be permitted subject to the City of Scottsdale and Landlord approval.

E. Fabrication Specifications:

1. Letters and logos shall be defined as pan channel internally illuminated signage fabricated from 22 gauge paint-lok sheet steel or minimum .063 aluminum.
2. Letters and logos shall be have 5" deep returns painted Matthews acrylic polyurethane #41-335 Black Anodic.
3. The letter face color shall be open subject to the prior approval of Landlord and City of Scottsdale.
4. Letters and logo shall have ½' or 1' trimcap. Trimcap color may be either black or may match face color.
5. Letters and logos shall be internally illuminated with either neon or LEDs.
6. Letter styles and logos for signs shall be Tenant's choice so that they may be consistent with any corporate standards. Final approval will be at the sole discretion of the Landlord.

VI. DESIGN REQUIREMENTS FOR PAD TENANTS

A. Where a tenant has multiple frontages, the maximum aggregates sign area for each pad shall be calculated at one and one half (1-1/2) square foot of sign area for each lineal foot of the longest leased frontages. No one elevation may exceed one square foot of sign per lineal foot of elevation upon which the sign is attached.

B. Pad Tenant signs shall be defined as pan channel internally illuminated letters and logos as per the previous specifications.

C. For "franchise" tenants the exact color, letter and logo heights and placement will be subject to final City of Scottsdale and Landlord approval.

VII. DESIGN REQUIREMENTS FOR FREESTANDING CENTER ID SIGNS

A. There will be two (2) freestanding Center ID signs. One (1) located on each street front.

B. The signs will read "Palo Verde Square". They will have a maximum copy area of twenty-four (24) square feet and be a maximum of five (5) feet in overall height.

Exhibit "B" Page 2

Tenant: ____ Guarantor: ____ Guarantor: ____ Landlord: ____

Palo Verde Shopping Center – LBC Bioscience, Inc. (tenant)

EXHIBIT "C"

TENANT IMPROVEMENT WORK

I. DESCRIPTION OF LANDLORD'S WORK:

Landlord shall deliver the Premises in their "as is" condition, with existing electrical and plumbing systems and HVAC units in good working order, condition and repair as of the date on which possession of the Premises is tendered to Tenant. Tenant shall have thirty (30) days following the tender of possession of the Premises within which to notify Landlord of any defects in the electrical and plumbing systems and HVAC units that require repair and Landlord shall undertake such repairs at Landlord's sole cost and expense. If notice is not timely given by Tenant or if Tenant caused the damage to the electrical, plumbing or HVAC units, then Landlord shall have no obligation to repair the electrical and plumbing systems or HVAC units. Following the notice period, Tenant shall be responsible for the maintenance, repair and replacement of the electrical and plumbing systems and HVAC units in accordance with the terms of the Lease.

II. DESCRIPTION OF TENANT'S WORK

A. The work to be done by Landlord in satisfying Landlord's obligation to construct Tenant's Premises under the Lease shall be limited to that expressly stated in Section I of this Exhibit "C". Subject to the provisions of Section II.J below, all items of work not expressly provided to be done by Landlord shall be performed by Tenant, at Tenant's sole cost and expense, and are sometimes collectively referred to as **"Tenant's Work"**. Tenant's Work shall include, but not be limited to, the purchase and/or installation and/or performance of the following:

1. Electric Fixtures and Equipment: All electrical work for the Premises. Any and all electrical fixtures installed by Tenant shall be of an energy efficient type first approved by Landlord.

2. Utility Meters and Connections: All utility meters, connections, electric panels and hook-up fees, assessments and any other fees or charges for utilities serving the Premises shall be paid by Tenant.

3. Telephones: Wiring from main project telephone mounting board to the Premises and all conduits and telephone wires within the Premises. Tenant shall make all arrangements for telephone service.

4. Walls: All interior partitions and curtain walls within the Premises.

5. Coves and Ceilings: All special coves, ceilings, furring, etc.

6. Furniture and Fixtures: All store fixtures, cases, paneling, cornices, etc.

7. Show Window Background, Floors, Etc.: All show window floors, show window backgrounds, show window lighting fixtures and show window doors.

8. Floor Coverings: All coverings and floor materials.

9. Alarm Systems, Etc.: All alarm systems or other protective devices.

10. Plumbing: All plumbing, either rough-in, fixtures or equipment required for Tenant's needs.

11. Special Ventilation: All ventilation systems, hoods, ducts and chases, including show window's ventilation.

12. Special Equipment: All special equipment such as conveyors, elevators, escalators, dumb waiters, etc., including installation and connection.

13. Interior Painting.

14. Tenant's exterior sign, including time clock and electrical connection. All signs shall be designed, constructed and located in accordance with the procedures established by the project architect and shall be subject to the Sign Criteria and the approval of the Landlord.

15. Concrete Floors: Any special reinforcing raised areas or depressions.

16. Roof: All flashing, counter-flashing and roof repairs caused by the installation of Tenant's equipment shall conform to the Shopping Center's roofing specifications and such work shall be paid for by Tenant, but shall be performed by the Shopping Center's original roofing contractor.

17. Should modifications be required to any fire sprinkler systems, HVAC work, plumbing and electrical systems, Tenant shall first obtain Landlord's written approval before making such modifications. Any such modifications shall be done at Tenant's sole cost and expense and to Landlord's satisfaction.

18. Additional Systems: Tenant shall be responsible for installing any fire or alarm systems, lights, etc., which may be required by code for the Premises.

19. Basements, Mezzanines, etc: In no event shall Tenant be permitted to construct any basements, second floors, mezzanines, lofts or other multilevel areas, nor construct any outside or attached equipment, patio, utility or loading areas, or the like, all such areas being strictly prohibited hereunder.

20. Certificate of Occupancy. Tenant shall be responsible for obtaining, and doing all work required to obtain, a certificate of occupancy from the City in which the Shopping Center is located.

Exhibit "C", Page 1

Tenant: [signature] Guarantor: [signature] Guarantor: [signature] Landlord: [signature]

Palo Verde Shopping Center – LBC Bioscience, Inc. (tenant)

B. Tenant shall commence Tenant's Work within ten (10) days after delivery of possession of the Premises and be open for business by the Rent Commencement Date specified in the Lease . Tenant shall not enter the Premises nor perform any work therein without prior receipt of Landlord's written approval . Delivery of building materials shall be conducted in such a manner as to be considerate of other workers and delivery persons as well as customers and patrons of the Shopping Center . C. Tenant shall, no later than fifteen (15) days after execution of the Lease, submit architectural and engineering plans and specifications, for all Tenant's Work, to Landlord for Landlord's written approval or modification prior to Tenant commencing construction of said Tenant's Work . All plans and specifications should be prepared in accordance with this Exhibit "C" . Landlord shall have the right to request reasonable modifications of Tenant's plans and specifications . In the event Landlord's architect(s) and/or contractor(s) perform any of Tenant's Work for and on behalf of Tenant, Tenant shall be responsible for all costs related to such Tenant's Work, and shall pay for such Tenant's Work in advance . If Tenant paints, carpets or performs similar work to the Premises, Tenant shall first submit a color board or samples of such work for Landlord's approval . No deviations from the approved plans and specifications or approvals related to color or quality shall be permitted . Tenant's plans and specifications submitted to Landlord for review and approval shall, at a minimum, include three (3) sets of the following drawings : 1. Key plan showing location of Tenant. 2. Floor plan(s) at 1/8" or 1/4" scale. 3. Overall section at 1/8" or 1/4" scale. 4. Reflected ceiling plans(s) at 1/8" or 1/4" scale. 5. Plan(s), elevation(s), section(s) of store front(s) at 1/8" or 1/4" scale. 6. Interior elevations at 1/8" or 1/4" scale. 7. Full section of types of partitions used at 1/8" or 1/4" scale. 8. Details of store front(s) at 1 - 1/2" scale. 9. Finish schedule. 10. Location of all access panels to service all existing structural, mechanical, plumbing, electrical, telephone and fire protection systems including all junction boxes, switches, valves, etc. and other equipment relating thereto. In the event said drawings or specifications are not approved, for any reason whatsoever, within ninety (90) days from date of this Lease, this Lease shall, at the option of Landlord, be null and void and of no further force or effect. Without Landlord's prior written approval, Tenant shall not revise any exterior design, finish or construction that has been previously approved by Landlord, nor shall Tenant be permitted to place or maintain any awnings on the exterior of the Premises without Landlord's prior written approval . Simultaneously with the submission of working drawings to Landlord in accordance with the foregoing provisions of this Section C , Tenant shall also submit : (i) to Landlord's engineer for review, one (1) blueline set of prints of the working drawings and specifications containing the items set forth in subsections 2 and 4 immediately above ; and (ii) to Landlord, a check made payable to Landlord as and for the cost of the review of such plans by the project engineer . Following Landlord's initial approval of Tenant's working drawings and specifications, any subsequent changes, modifications or alterations of or to said working drawings or specifications shall be requested by Tenant in writing and shall be further subject to Landlord's prior approval . Any additional charges, expenses or costs, including Landlord's architect's fees, shall be the sole responsibility of Tenant, and Landlord shall have the right to demand payment for such changes, modifications or alterations prior to the performance of any work in the Premises . No consent or approval by Landlord of such plans or specifications shall create any responsibility or liability on the part of Landlord for their completeness, design sufficiency, safety or compliance with any or all construction, environmental, remedial and other laws, ordinances, rules, directions, regulations, guidelines and orders of governmental and public bodies and agencies now or hereafter in effect from time to time that may govern or apply to Tenant's Work or with restrictions, if any, contained in documents recorded against title to the Shopping Center that may apply to Tenant's Work . Where Tenant's final approved construction drawings and specifications are in conflict with this Exhibit "C" , the provisions of this Exhibit "C" shall prevail . Tenant hereby releases Landlord from any claim whatsoever for damages against Landlord for any delay in the date on which the Premises shall be ready for occupancy by Tenant . D. Tenant shall, upon Landlord's approval of final plans and specifications, employ a licensed and bonded contractor (which contractor shall employ only subcontractors licensed in the State in which the Shopping Center is located) to perform and complete Tenant's Work in accordance with the approved plans and specifications and this Exhibit "C" . In the event that Tenant's contractors willfully violate the requirements of this Lease, Landlord may order Tenant's contractors to remove themselves, their equipment and their employees from Landlord's property . The term "contractors" as used in this Section shall be deemed to additionally include subcontractors . Wherever herein Tenant uses or is required to use a contractor approved or designated by Landlord, or uses a contractor from a Landlord - supplied list (if applicable), Tenant hereby expressly acknowledges and agrees that such use or requirement is not intended and shall not be deemed or construed in any way to (i) relieve Tenant or such contractor from any liability to Landlord, or anyone, for the work performed pursuant to such requirement or (ii) impose upon Landlord any liability for such work or for its completeness, design sufficiency, safety or compliance with any or all environmental, remedial and other laws, ordinances, rules, directions, guidelines and orders of governmental and public bodies and agencies now or hereafter)' 1 effect from time to lime . Any list of contractors supplied to Tenant:k Guarantor: - L - Guaranto Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant)

Tenant by Landlord is provided only as a convenience to Tenant. Tenant shall remain fully liable for the selection of its contractors whether or not the same are included on any Landlord - supplied list. E. Prior to commencement of any Tenant's Work, Tenant shall be required to furnish to Landlord's tenant coordinator for the Shopping Center all of the following: 1. Copy of all required construction permits. 2. Copy of permitted/approved plans. 3. Copy of contractor's license. 4. Subcontractor list including the names of each subcontractor and the contact person therefor, and the respective phone numbers and addresses of each of the foregoing. 5. Property completed certificates of insurance evidencing compliance by Tenant and all of Tenant's contractors with all of the insurance and indemnification requirements of the Lease and this Exhibit "C" . Tenant's contractors shall not be permitted to commence any Tenant's Work until all required insurance has been obtained and certificates of insurance have been received and approved by Landlord . Tenant's contractors (or Tenant if Tenant is acting as its own contractor) shall maintain all such certificates of insurance in current form on file with Landlord throughout the duration of Tenant's Work . 6. Schedule of the anticipated dates for the commencement and completion of Tenant's Work. F. If requested by Landlord, Tenant shall, at its sole cost and expense and in accordance with specifications therefor first approved by Landlord, erect and maintain a construction barricade throughout the entire period of construction to prevent public access into the construction area . No signs shall be allowed on the exterior of the barricade other than those first approved by Landlord . It shall be the responsibility of Tenant, at its sole cost and expense, to remove and dispose of such barricade upon completion of Tenant's Work at the Premises and prior to store opening . G. During Tenant's initial construction, fixturing and merchandise stocking of Tenant's Premises, Landlord, at its election, shall provide trash removal service at areas designated by Landlord . It shall be the responsibility of Tenant and Tenant's contractors to daily remove all trash and debris from the Premises, to break down all boxes and place all such trash and debris into the containers supplied for that purpose by Landlord . In the event that Tenant's trash is allowed to accumulate for a 24 - hour period or longer within Tenant's Premises, or any pedestrian area or service way or other area outside of the Premises, Landlord shall have the right but not the obligation to remove Tenant's or Tenant's contractor's trash at a charge of twice Landlord's cost . Alternatively, if Landlord does not elect to provide such trash removal service, it shall be Tenant's responsibility, at its sole cost and expense, to remove its trash and construction debris . In such event, all dumpster(s) so provided or caused to be provided by Tenant or its contractor(s) must be properly maintained and kept clean, be of an acceptable appearance and be painted a neutral color, and be located in an area designated by Landlord . The area around all such dumpster(s) must also be kept clean at all times otherwise Landlord, at its option, shall have the right to have the area cleaned at Tenant's expense . In such event also, all other dumpsters, compactors and/or trash receptacles within the Shopping Center are paid for by existing tenants and occupants (or by Landlord) and are for their use only . H. Tenant shall cause its contractor(s) to secure, pay for and maintain, during Tenant's Work insurance and waivers as set forth in subsections 1 through 7 (inclusive) immediately below . For purposes of subsections 1 through 7 (inclusive) immediately below, the term "Landlord" shall be deemed to include Landlord, the partners of Landlord, the fee owner of the Shopping Center if other than Landlord, Landlord's managing agent for the Shopping Center, their respective parents, subsidiaries and affiliates and the respective members, partners, directors, officers, agents, servants, employees and contractors of each of the foregoing : 1. Statutory workers' compensation insurance, as well as employe(s liability insurance with limits of not less than $ 500 , 000 . 00 / $ 500 , 000 . 00 / $ 500 , 000 . 00 , and any and all insurance required by any employee benefit acts or other statutes applicable where the work is to be performed as will protect Tenant's contractors and subcontractors from any and all liability under the aforementioned acts and statutes . 2. Commercial general liability insurance in an amount not less than $ 3 , 000 , 000 . 00 combined single limit per occurrence and not less than $ 3 , 000 , 000 . 00 general aggregate, including but not limited to coverage for explosion, collapse and underground work as well as contractual liability coverage and including Landlord as an additional insured (as well as also including those persons and entities listed below in subsection 7 of this Section H as additional insureds) on a primary, non - contributory basis with respect to any other insurance available to Landlord . To the fullest extent allowable by law, Tenant shall, and shall cause its contractor(s) to, hold harmless and indemnify Landlord against any and all claims, losses and expenses for bodily injury, including death resulting therefrom, personal injury or damage to the property of others, arising from or in any way connected to Tenant's Work, including but not limited to claims, losses or expenses arising out of acts or failures to act of Tenant, Tenant's contractor(s), or any of their subcontractors, or by anyone directly or indirectly employed by any of them . 3. Comprehensive automobile liability insurance, including coverage for the ownership, maintenance and operation of any automobile equipment owned, hired or non - owned in an amount not less than $ 1 , 000 , 000 . 00 combined single limit per accident . 4. Either of the following: (i) owner's and contractor's protective liability insurance with limits of not less than $3,000,000.00 combined single limit per occurrence and not less than $3,000,000.00 general aggregate as will insure Landlord as named insured (as well as those persons and entities listed below in subsection 7 of this Section !:! also as named insureds) named against any and all claims for bodily injury, including death resulting therefrom, personal injury or damage to the property of others, arising from or in any way connected to Tenant's Work; or (ii) in lieu of the foregoing owner's and contractor's protective liability insurance specified in this subsection 4, an endorsement to the commercial general liability insurance specified in subsection 2 above of this Section providing for a separate general aggregate limit of insurance of not less than $3,000,000.00 on a per project basis. Tenant : - 1v - Guarantor: _L - Guaranto{f.£ Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant)

5. Completed Value Form builder's risk insurance covering all of the items specified as Tenant's Work herein and including but not limited to Tenant's leasehold improvements, trade fixtures, wall coverings, carpeting, drapes and equipment from time to time in, on or upon the Premises, on a replacement cost basis, and providing protection against any peril included within the classification "Special Form" coverage . This insurance shall include Landlord as an additional insured (as well as also include those persons and entities listed below in subsection 7 of this Section ! : ! as additional insureds) . All policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless the Lease shall cease and terminate under the provisions of Section 13 thereof, in which event of termination such proceeds attributable to said Tenant's Work and leasehold improvements (and to all other items of property becoming or to become the property of Landlord upon such termination) shall be paid and disbursed directly to Landlord . 6. Tenant (including also anyone holding under Tenant and any and all subtenants and other occupants of the Premises), as the case may be, hereby releases Landlord from any and all liability for any and all bodily and personal injury to Tenant and its contractors (including also all subcontractors) and their respective employees (whether direct or indirect employees) and for any and all loss of or damage to Tenant's property and that of any and all contractors and subcontractors (including also any and all loss of use resulting therefrom) and, on behalf of its insurers, hereby waives any and all rights of subrogation therefor, even though such injury, loss or damage may have resulted in whole or in part from the act or neglect of Landlord . Tenant shall cause its contractor(s) and all of their subcontractors to provide identical waivers of liability and subrogation in favor of Landlord . 7. All insurance to be provided by Tenant or its contractor(s) hereunder shall be written with insurance companies with a current Best's Key Rating Guide rating of not less than A - and a financial size category of not less than IX . As often as any such policy shall expire or otherwise terminate, renewal or additional policies shall be procured and maintained by Tenant and Tenant's contractor(s) to provide uninterrupted coverage . Tenant agrees and shall cause its contractor(s) to agree to provide Landlord, upon Landlord's request from lime to time, with certified copies of all policies of insurance providing coverage in this Exhibit "C" . Notwithstanding anything to the contrary contained in this Exhibit "C" , all public liability and property damage policies shall also name Landlord, the fee owner of the Shopping Center if other than Landlord, and Landlord's managing agent and mortgagees or beneficiaries as additional insureds (or as named insureds in the case of owner's and contractor's protective liability insurance, if applicable, pursuant to subsection 4 (i} of this Section H) . I. HAZARDOUS MATERIALS/GENERAL INDEMNITY/COMPLIANCE WITH ALL LAWS . Tenant hereby expressly acknowledges and agrees that in performing Tenant's Work and Tenant's obligations under this Exhibit "C" , Tenant (including Tenant for and on behalf of Tenant's contractor and any and all persons performing any Tenant's Work in the Premises) shall comply with and be bound by, among all other provisions of the Lease, Section 5 . 6 ("Hazardous Materials") and the provisions of Section 7 . 1 relative to Tenant's indemnification of Landlord, and further shall comply with and be bound by all laws, ordinances, regulations and requirements which are then in effect (including without limitation the Americans with Disabilities Act) of the United States of America, the State in which the Shopping Center is located and all local, municipal and county governing bodies and other lawful authorities . Tenant shall confine construction work to within Premises as much as possible and shall work in an orderly manner, and shall construct the Premises in such a manner to confine therein and prevent the transmission of any odors, noise or vibration into any adjacent space or into any other part of the Shopping Center . At no time will pipes, wires, boards or other construction materials project into public areas where harm could be caused to public . The requirements of Occupational Safety and Health Administration (OSHA) prepared by the Department of Labor shall govern . If Tenant fails to comply with these requirements, Landlord reserves the right to take remedial action (at Tenant's cost) as deemed necessary by Landlord to protect the public ; provided, however, no reservation of such right by Landlord shall be deemed to (a) impose any obligation upon Landlord to take such remedial action ; or (b) render Landlord liable to Tenant or any third ( 3 rd) party for the failure to do so ; or (c) relieve Tenant or Tenant's contractor from any obligations to indemnify Landlord as otherwise provided elsewhere in the Lease or this Exhibil''C" . J. TENANT IMPROVEMENT ALLOWANCE . Landlord shall pay to Tenant a tenant improvement allowance (the "Tenant Improvement Allowance") of Five Thousand and No/ 100 Dollars ( $ 5 , 000 . 00 ) pursuant to the provisions of this Section . In order for expenses incurred by Tenant to qualify for reimbursement from the Tenant Improvement Allowance, the expenses must be incurred for hard cost improvements to the Premises, excluding furniture, fixtures, equipment and signage ("Tenant Improvements") . Landlord will disburse Tenant Improvement Allowance to Tenant within thirty (30) days following the later of (a) Tenant opening for business at the Premises, and (b) Landlord's receipt from Tenant of (i) a copy of the Tenant's executed construction contract with Tenant's general contractor, (ii) a draw request that complies with the requirements of Landlord's lender, which may include the submission of an estoppal certificate and other documents, (iii) a certificate of occupancy for the Premises or, if certificates of occupancy are not issued by the City, a final sign off on the building permit (or by other evidence provided by the building department where the Premises are located) by the building department approving the completion of all Tenant Improvements that require a building permit, (iv) copies of paid invoices for work and/or materials for all improvements made to the Premises by or on behalf of Tenant (which shall equal at least the amount of the Tenant Improvement Allowance), (v) unconditional statutory lien waivers (which are notarized, and in form reasonably acceptable to Landlord and its lenders) from all contractors and/or material suppliers performing work or providing supplies for Tenant's improvements to the Premises (which shall equal at least the amount of the Tenant Improvement Allowance) ; and (vi) certificates and endorsements evidencing Tenant has insurance as required by the Lease . If the Tenant Improvement Allowance is not used within six (6) months following the date of this Lease, the Tenant Improvement Allowance shall be forfeited, and Landlord shall have no obligation to disperse any portion of the remaining balance of the Tenant Improvement Allowance . Tenan Guarantor: - 1 - -- Guarantor:$ Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant) Exhibit "C" Landlord: ,

EXHIBIT"D" RULES AND REGULATIONS Tenant shall, at all times during the term of this Lease: 1. Use, maintain and occupy the Premises in a careful, safe, proper and lawful manner; keep the Premises and its appurtenances in a clean and safe condition; 2. Keep all glass in the doors and windows of the Premises in clean and good repair; 3. Not place, maintain or sell any merchandise in any vestibule or entry to the Premises, on the sidewalks adjacent to the Premises, or elsewhere on the outside of the Premises without the prior written consent of Landlord; 4. Keep Premises in a clean, orderly and sanitary condition, free of insects, rodents, vermin and other pests; 5 . Not permit undue accumulations of garbage, trash, rubbish and other refuse in the Premises, and keep refuse in closed containers within the interior of the Premises until removed . The outside areas immediately adjoining Tenant's Premises shall be kept clean and free from dirt and rubbish by Tenant to the complete satisfaction of Landlord . All refuse, trash and garbage shall be removed by Tenant on a daily basis and shall not be permitted to accumulate . 6. Not use, permit or suffer the use of any apparatus or instruments for musical or other sound reproduction or transmission in such a manner that the sound emanating therefrom or caused thereby shall be audible beyond the interior of the Premises; 7. Not use or permit the use of any flashing lights or search lights beyond the interior of the Premises in a manner so as to constitute a nuisance; 8. Not deliver or suffer or permit delivery of merchandise to the front entrance of the Premises after 10:00 a.m. on any day; 9. Light the show windows and exterior signs of the Premises to the extent required in the Lease; 10. Keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the Premises; 11. Not cause or permit objectionable odors to emanate from the Premises; 12. Not overload the floors or electric wiring and not install any additional electrical wiring or plumbing without Landlord's prior written consent; 13 . Not use show windows in the Premises for any purpose other than display of merchandise for sale in a neat and attractive manner . Window signs must : (1) be professionally done in accordance to the sign criteria set forth in Exhibit "B" , (2) be approved by Landlord, and (3) cannot be taped to the windows of the Premises . 14. Not conduct, permit or suffer any public or private auction sale to be conducted on or from the Premises. 15. Not solicit business in the parking areas or other common areas and facilities in the Shopping Center or distribute handbills or other advertising materials; 16 . Not use the plumbing facilities in the Premises for any purpose other than that for which they are constructed or dispose of any foreign substances therein, whether through the utilization of "garbage disposal" units or otherwise . If Tenant uses the Premises for the sale, preparation or service of food for on - premises or off - premises consumption, Tenant shall install such grease traps as shall be necessary or desirable to prevent the accumulation of grease or other wastes in the plumbing facilities servicing the Premises ; 17. Not operate in the Premises or in any of the Shopping Center any coin or token operated vending machine or similar devices for the sale of any merchandise or service; 18. Not use any of the Premises for lodging purposes; 19. Not use, permit, or suffer any skateboards, rollerskates or other moveable contrivance except for or by handicapped persons or as specifically permitted hereunder Landlord shall at all times have the right to change these Rules and Regulations or to promulgate other Rules and Regulations in such manner as may be deemed necessary for the safety, care, or cleanliness of the Shopping Center, for preservation of good order therein, or for other purposes, all of which Rules and Regulations, changes and amendments shall be carried out and observed by Tenant . Tenant shall further be responsible for the compliance with these Rules and Regulations by the employees, servants, agents, visitors and invitees of Tenant . Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or lessee, but no such waiver by Landlord shall be construed a waiver of such Rules and Regulations in favor of any other tenant or lessee, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants in the Shopping Center . In the event any provisions of these Rules and Regulations shall conflict with any specific provisions of the Lease to which these Rules and Regulations are attached, the provisions of the Lease shall govern and control . Tenan Guarantor: L Guaranto Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant) Landlord'xJ./?: :

$2,090.46 $2,029.58 $1,970.46 Monthly Rate MINIMUM RENT Option Period Months 25 lhrough 36 Option Period Months 13 lhrough 24 Option Period Months 1 through 12 Months of Option Period OPTION PERIOD LEASE RIDER OPTION Tenant shall have and is hereby granted the right and option to extend the Term of the Lease (the "Extension Option") for one (1) additional three (3) year period (the "Option Period") to begin immediately upon the expiration of the original Term (without the necessity of executing a new lease therefor) and upon the same terms, provisions and conditions as contained in this Lease, except (i) Landlord shall not be obligated lo make any improvements to the Premises or provide any allowances therefore, (ii) the Minimum Rent provisions shall be as hereinafter set forth, and (iii) there shall be no additional options to extend . Tenant must exercise the Extension Option, if at all, by providing Landlord with written notice thereof given not more than twelve (12) months nor less than nine (9) months prior lo the expiration of the original Term (the "Extension Notice") . If Tenant does not timely provide Landlord with the Extension Notice, the Extension Option shall terminate and be of no further force or effect . The Minimum Rent during the Option Period shall be: Tenant: - - / - Guarantor: - -- £ - - Guaranto Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant) Landlord: 'f.._..J:):,L./

GUARANTY RIDER GUARANTY OF LEASE THIS GUARANTY OF LEASE ("Guaranty") is entered into this 17 th day of March, 2021, by Tom Nelson and Lisa Nelson, a married couple (collectively, "Guarantor"). RECITALS 1) A certain Shopping Center Lease of even date herewith (the "Lease") has been, or will be, executed by and between, ECG New Palo Verde LLC, an Arizona limited liability company as the landlord thereunder ("Landlord"), and LBC Bioscience, Inc . , an Arizona corporation, as the tenant thereunder ("Tenant"), covering certain premises commonly described as as 10952 N . Frank Lloyd Wright Blvd, Unit 108 , located within the shopping center commonly known as Palo Verde Square Shopping Center, Scottsdale, Arizona, all as more particularly described therein . Except where otherwise provided in this Guaranty, all initially - capitalized terms used herein shall have the meanings ascribed to them in the Lease . 2) Landlord is requiring as a condition to its execution of the Lease that the undersigned guaranty the full performance of the obligations of Tenant thereunder. 3) Guarantor acknowledges that it will receive a direct or indirect financial benefit from the Lease and is therefore desirous that Landlord enter into the Lease with Tenant. NOW, THEREFORE, with reference to the foregoing recitals and in consideration of the execution of the Lease by Landlord and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledges, Guarantor hereby covenants and agrees as follows : a) Guaranty of Tenant's Payment and Performance. Guarantor unconditionally, jointly and severally and irrevocably guaranties to Landlord and the successors and assigns of Landlord the full, prompt and complete performance of each and all of the terms, covenants and conditions of the Lease (including any amendments thereto) required to be performed by Tenant thereunder, including, but not limited to, the due and punctual payment of all rent, Minimum Rent, percentage rent, Common Area Expenses, Other Charges, taxes, insurance premiums, utility costs and charges, and any and all other charges or sums, or any portions thereof, to accrue or become due from Tenant to Landlord during the term of the Lease, including any renewal or extensions thereof and any holding over ("Guarantied Sums") . b) Tenant's Failure to Perform. If Tenant fails to pay any Guarantied Sums when due under the Lease, then, within ten (10) days following written notice to Guarantor by Landlord, Guarantor shall pay to Landlord or Landlord's designated agent, by certified check or cashier's check, any such Guarantied Sums as may be due and owing from Tenant to Landlord by reason of Tenant's failure to so perform. c) Other Lease Provisions. If Tenant fails to perform any covenants, terms or conditions of the Lease as required to be performed (other than as provided for in Section b above), then upon written notice to Guarantor by Landlord, Guarantor shall commence and complete performance of such conditions, covenants and terms within five (5) business days after the date of Landlord's notice to Guarantor of such failure by Tenant to so perform ; provided, however, that in the event the performance by Guarantor cannot reasonably be completed within five (5) business days, Guarantor shall commence performance within that time and diligently pursue the same to completion within a reasonable period of time not to exceed thirty (30) days . d) Additional Damages and Interest . In addition to the payment of Guarantied Sums and the performance of any and all other provisions, conditions and terms of the Lease which may be required of Guarantor by reason of Tenant's failure to perform, Guarantor agrees to pay to Landlord any and all incidental damages and expenses incurred by Landlord as a direct and proximate result of Tenant's failure to perform, which expenses shall include, without limitation, reasonable attorneys' fees . Guarantor further agrees to pay to Landlord interest on any and all sums due and owing Landlord by reason of Tenant's failure to pay same at the maximum lawful rate at the lime of payment thereof, or if there is no prescribed maximum rate, then eighteen percent ( 18% ) per annum . e) Enforcement by Landlord. The liability of Guarantor under this Guaranty is an absolute and unconditional guaranty of payment and of performance and not of collectability. This Guaranty shall be enforceable against Guarantor, its successors and assigns, without the necessity for any suit or proceeding on Landlord's part of any kind or nature whatsoever against Tenant or otherwise with respect to the Lease, and without the necessity of any notice of nonpayment, nonperformance or nonobservance or of any notice of acceptance of this Guaranty or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives . Guarantor further agrees that Landlord may enforce this Guaranty without the necessity of resorting to or exhausting any security or collateral and without the necessity of proceeding against any other guarantor . The validity of this Guaranty and the obligation of Guarantor hereunder shall in no manner be terminated, affected or impaired by reason of the assertion or failure to assert by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease, at law or in equity, and the exercise or non - exercise by Landlord of any such rights or remedies shall not constitute a legal or equitable discharge of Guarantor . The liability of each Guarantor hereunder is coextensive with that of Tenant and is joint and several . f) Guarantor's Waivers. Guarantor hereby waives, to the extent permitted by law: (a) all notices and presentments to Guarantor, to Tenant orto any other person, including, but not limited to notices of the acceptance of this Guaranty, or of default in the payment of the Guarantied Sums (or any portion thereof), and enforcement of any right or remedy with respect thereto or notice of any other matters relating thereto ; (b) any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof ; (c) all defenses based upon any disability of Tenant and any and all other waivable defenses ; (d) any and all right to participate in any Security Deposit held by Landlord now or in the future ; (e) all principles or provisions of law which conflict with the terms of this Guaranty ; and (f) notices of default to Tenant or Guarantor . Guarantor further agrees that Landlord may enforce this Guaranty upon the occurrence of any default under the Lease, notwithstanding the existence of any dispute between Landlord and Tenant with respect to the existence of the default or payment of the Guarantied Sums (or any portion thereof) or any counterclaim, set - off or other claim which Tenant may allege against Landlord with respect thereto . Moreover, Guarantor agrees that its obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety . Guarantor: Guarantor: Landlord: Palo Verde Shopping Center - LBC Bioscience, Inc. (tenaift)

g) Continuing Guaranty. This Guaranty shall be a continuing guaranty, and the liabilities and obligations of Guarantor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by: (a) any amendment, modification of, or supplement to the Lease, any execution of a new Lease or any assignment or transfer thereof ; (b) any exercise or nonexercise of any right, power, remedy or privilege under or in respect of the Lease or this Guaranty or any waiver, consent, extension, renewal, modification or transfer thereof ; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding related to Tenant or Tenant's assets ; (d) any limitation on the liability or obligation of Tenant under the Lease or its estate in bankruptcy or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code or other statute, whether State or Federal, or from the decision of any court ; or (e) any transfer by Tenant or any assignment of Tenant's interest under the Lease, whether or not Guarantor has notice or knowledge of any of the foregoing . h) No Subrogation. Guarantor agrees that until such time as all of Tenant's obligations to Landlord have been fully paid and discharged, no payment by Guarantor pursuant to any provision hereof shall entitle Guarantor, by subrogation or otherwise, to the rights of Landlord under the Lease to any payment by Tenant or to any of the property of Tenant . Guarantor further agrees that, to the extent the waiver of its right of subrogation as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant shall be junior and subordinate to any right Landlord may have against Tenant . i) Notices. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing and may be either delivered personally or sent by prepaid, registered or certified mail, and if so mailed, shall be deemed to have been given five (5) days following the date upon which it was deposited in the mail . The addresses of the parties for the purposes hereof shall be for Landlord the addresses set forth in Section 1 . 14 of the Lease, and for Guarantor, the address set forth below by its signature, or such other addresses which the parties may provide to one another in accordance herewith . j) Partial Payments. Guaranto(s payment of a portion, but not all, of the Guarantied Sums shall in no way limit, affect, modify or abridge Guarantor's liability for that portion of the Guarantied Sums which is not paid. Without in any way limiting the generality of the foregoing, in the event that Landlord is awarded a judgment in any suit brought to enforce Guarantor's covenant to pay a portion of the Guarantied Sums, such judgment shall in no way be deemed to release Guarantor from its covenant to pay any portion of the Guarantied Sums which is not the subject of such suit . k) No Benefit to Third Parties . This Guaranty is solely for the benefit of Landlord and is not intended to nor shall it be deemed to be for the benefit of any third party, including Tenant. I) Successors and Assigns. This Guaranty shall be binding upon Guarantor, its successors and assigns and shall inure to the benefit of and shall be enforceable by Landlord, its successors and assigns. This Guaranty may be assigned in whole or in part by Landlord with or without notice to Guarantor. m) Attorney's Fees . In the event of any litigation arising out of or in connection with this Guaranty, including for the enforcement of any of the covenants, terms or conditions hereof, the non - prevailing party shall pay the costs thereof and attorneys' fees actually incurred by the prevailing party (including the fees and charges of legal assistants or other non - attorney personnel performing services under the supervision of an attorney), which shall be determined and fixed by the court as part of the judgment, whether or not such litigation is prosecuted to judgment . Guarantor covenants and agrees that Guarantor shall be liable under this Guaranty for attorney's fees and costs actually incurred by Landlord in any arbitration or litigation between Landlord and Tenant if the Landlord is the prevailing party . Under this Guaranty, there shall be a presumption that the fees charged by the attorney retained by the Landlord are reasonable . n) Governing Law . This Guaranty shall be governed by and construed in accordance with the laws of the State in which the Shopping Center is located. All actions or proceedings arising directiy or indirectly under this Guaranty may, at Landlord's option, be litigated in courts having situs within the State in which the Shopping Center is located, and Guarantor consents to the jurisdiction of any local, state or federal court located within the State in which the Shopping Center is located . Guarantor consents that service of process in such action or proceeding may, at Landlord's option, be made by personal service upon Guarantor wherever Guarantor may be then located, or by certified or registered mail directed to Guarantor at Guarantor's last known address, or upon Tenant, as Guarantor's agent for receiving service of process . o) Invalidity. Every provision of this Guaranty is intended to be severable. In the event any term or provision herein is declared to be illegal, invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain in full force and effect. p) Modification of Guaranty. This Guaranty constitutes the full and completed agreement between the parties hereto and it is understood and agreed that the provisions hereof may only be modified by a writing executed by Guarantor and Landlord. q) Miscellaneous Rules of Construction. Whenever the singular or masculine or neuter is used in this Guaranty, the same shall be construed to mean the plural, feminine or body corporate where the context of this Guaranty or the parties hereto may so require . The locative adverbs "herein", "hereunder", "hereto", "hereby", "hereafter", etc . , whenever the same shall appear in this Guaranty, shall mean and refer to this Guaranty in its entirety and not to any specific Section or other part thereof . In addition, any captions or headings used in this Guaranty are for reference purposes only are in to way may be construed as part of this Guaranty . r) Guaranty by Corporation or Partnership. Each person executing this Guaranty on behalf of a Guarantor which is a corporation, a limited or general partnership or a limited liability company, hereby warrants to Landlord that such corporation, limited or general partnership or limited liability company, as the case may be, is duly organized and existing and in good standing under the laws of the State of its incorporation or organization, that all corporate or other actions or proceedings required to be taken by or on behalf of Guarantor to enable it to enter into, and to be bound by, and deliver this Guaranty have been duly and properly taken, that such Guarantor has the power to enter into and carry out its obligations under this Guaranty and that this Guaranty is enforceable against Guarantor in accordance with its terms . s) Joint and Several Obligation. If there is more than one (1) person or party as Guarantor hereunder, the obligations of the persons or parties comprising Guara')lor shall be joint and several and the unenforceability of this Guaranty or Guarantor: uarantor : Landlord \ /Y ,v Palo Verde Shopping Center - LBC Bioscience, Inc. (te, Rider • Page 2

Landlord's election not to enforce this Guaranty against one (1) or more of the persons or parties comprising Guarantor shall not affect the obligations of the remaining persons or parties comprising Guarantor or the enforceability of this Guaranty against such remaining persons or parties . I) Duration of Guaranty. Al such time as the Lease has expired or otherwise been terminated and the entire unpaid balance of the Guarantied Sums for the term of the Lease (including any portion of the term remaining unexpired at the time the Lease is terminated), together with all interest accrued thereon, is paid in full and all other obligations of Tenant under the Lease are fully performed and satisfied, Guarantor shall be released from all duties and responsibilities as set forth in this Guaranty . u) Documents by Guarantor. Guarantor shall, as and when required of Tenant, provide to Landlord documents, permits, certificates and other information which Tenant may be obligated to provide to Landlord, including, but not limited to, subordination, non - <listurbance and attomment agreement, estoppal certificate and financial statements . Guarantor shall, within 10 days after Landlord's request, execute and deliver to Landlord a written confirmation of the continuation of this Guaranty . Guarantor shall at any time and from lime to time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing in such form that may be required by any purchaser, ground lessor, or lender on the Shopping Center (i) certifying that this Guaranty is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Guaranty, as so modified, is in full force and effect) and certifying the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Guarantor's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) certifying or acknowledging such additional matters as Landlord may reasonably request . Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Shopping Center . (v) WAIVER OF RIGHT TO JURY TRIAL. GUARANTOR WAIVES GUARANTOR'S RIGHT TO A TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS - COMPLAINT OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING OR HEARING BROUGHT BY EITHER LANDLORD OR GUARANTOR AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS GUARANTY, THE RELATIONSHIP OF LANDLORD AND GUARANTOR OR TENANT'S USE OR OCCUPANCY OF THE PREMISES, INCLUDING ANY CLAIM OF INJURY OR DAMAGE OR THE OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE OR ENFORCEMEN T ORDINANCE. [Signatures Follow on the Next Page] Guarantor: uarantor Landlord: , Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant)

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written. GUARANTOR: Tom Nelson and Lisa Nelson, a married couple z To m - Ne l L son £_ Lisa Nelson Address of Guarantor for Notice Purposes: 11529 N. 120 th Street Scottsdale, AZ 85259 State ofAc, :ic,na County of 1 - 'v:J<.r, cc,pc, I, a Notary Public, hereby certify that I O<Y \ A,)e \ : - ,oo whose name is signed to the foregoing instrument or conveyance, and who is known to me, acknowledged before me on this day that, being informed of the contents of the Guaranty of Lease, he/she/they executed the same voluntarily on the day the same bears date. Given under my hand this th -- , l S day of MO..<'CVI , 201,l_. (Seal, if any) NOTARY PUBLIC· ARIZONA Maricopa County Commission# 581455 My Commission Expires April 29, 2024 ~ A.. Signature of notarial officer) Title (and Rank) My commission expires: O' - t/ 2.C \ / 2.02.t,{ State of A. - ; - .."''"'"' County of M."' - <""", c I, a Notary Public, hereby certify that l..i<;1.o, J...Je \ ::,o <. whose name is signed to the foregoing instrument or conveyance, and who is known to me, acknowledged before me on this day that, being informed of the contents of the Guaranty of Lease, he/she/they executed the same voluntarily on the day the same bears date. Given under my hand this the \ 'o day of }'tOl.<'cVt , 20.lJ... (Seal, if any) NOTARY PUBLIC· ARIZONA Maricopa Couniy Commission# 581455 My Commission Expires April 29, 2024 ..d' - - d Signature of notarial officer) Title (and Rank) My commission expires: 04. I 2. "I I l..DZ . <J Guaranty Rider - Page 4 Signature Page Palo Verde Shopping Center - LBC Bioscience, Inc. (tenant)

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